                                                                    Exhibit 4.F

                          LOAN AND SECURITY AGREEMENT


                                 By and Between


                         NOBEL EDUCATION DYNAMICS, INC.

                      BLUEGRASS REAL ESTATE COMPANY, INC.

                       IMAGINE EDUCATIONAL PRODUCTS, INC.

                          CHILDRENS PARK, INCORPORATED

                            MERRYHILL SCHOOLS, INC.

                      ROCKING HORSE MANAGEMENT CORPORATION


                                      AND


                               FIRST VALLEY BANK


                               _________________


                            Dated:  August 30, 1995


                               __________________

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made effective the 30th day of August, 1995, by and between NOBEL EDUCATION DYNAMICS, INC. ("NOBEL"), BLUEGRASS REAL ESTATE COMPANY, INC., IMAGINE EDUCATIONAL PRODUCTS, INC., CHILDRENS PARK, INCORPORATED, MERRYHILL SCHOOLS, INC., ROCKING HORSE MANAGEMENT CORPORATION (collectively, together with Nobel, "OBLIGORS") and FIRST VALLEY BANK ("BANK").

                                   BACKGROUND
                                   ----------

     A. Obligors have requested that Bank extend certain credit facilities to Obligors, which Bank is willing to do on the terms set forth herein.

     B. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in SECTION 14 of this Agreement.
                      ----------

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Obligors by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   THE LINE; TERM LOAN; USE OF PROCEEDS.
     ------------------------------------

     1.1  LINE OF CREDIT.  Bank will establish for Obligors for and during the
          --------------
period from the date hereof and until September 1, 1998 (the "CONTRACT PERIOD"), subject to the terms and conditions hereof, a revolving line of credit (the "LINE") pursuant to which Bank will from time to time make loans or other extensions of credit to Obligors in an aggregate amount not exceeding at any time Seven Million Five Hundred Thousand Dollars ($7,500,000.00). Obligors may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Obligors' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Obligors' promissory note (the "LINE NOTE") in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), which shall be in the form attached hereto as EXHIBIT "A", with the blanks appropriately filled
                            -----------
in. The Line shall be subject to review and renewal after the expiration of the Contract Period, at the sole discretion of Bank; provided, however, Obligors
                                                 --------  -------
shall have the right to request an extension of the Line prior to September 1, 1996 and Bank shall reply to such request on or before the later of (a) August 31, 1996 or (b) sixty (60) days after the date of such request.

     1.2  TERM LOAN.  Bank will lend to Obligors and Obligors will borrow from
          ---------
Bank the aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "TERM LOAN"). Obligors' obligation to repay the Term Loan shall be evidenced by Obligors' promissory note (the "TERM NOTE") in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), which shall be in the form attached hereto as EXHIBIT "B", with the blanks
                                        -----------
appropriately filled in. The Line and the Term Loan are sometimes referred to collectively as the "LOANS". The Line Note and the Term Note are sometimes collectively referred to as the "NOTES".

     1.3  USE OF PROCEEDS.  Obligors agree to use advances under the Line and
          ---------------
the proceeds of the Term Loan as follows:

          (A)  USE OF PROCEEDS UNDER THE LINE.  The proceeds advanced under the
               ------------------------------
Line shall be used for proper working capital purposes, to fund future acquisitions of educational facilities or companies and construction of educational facilities by the Obligors, and for the issuance of standby letters of credit; provided, however, the sum of the outstanding amount of advances
           --------  -------
under the Line for working capital purposes and the face amount under outstanding standby letters of credit shall not at any time exceed One Million Dollars ($1,000,000.00) in the aggregate.

          (B)  USE OF PROCEEDS OF THE TERM LOAN. The proceeds of the Term Loan
               --------------------------------
shall be used by Borrower as follows:

               (I) An amount up to Five Million Five Hundred Thousand Dollars ($5,500,000.00) (the "CORESTATES PROCEEDS") shall be used by Borrower to repay existing indebtedness of Nobel to CoreStates Bank, N.A.; and

               (II) An amount equal to Two Million Dollars ($2,000,000.00) (the "EDUCO PROCEEDS") shall be used to fund the cash portion of the acquisition by Nobel of the stock of Educo, Inc. ("EDUCO") pursuant to the terms of that certain Stock Purchase Agreement (the "PURCHASE AGREEMENT") by and among Nobel, Educo and the stockholders of Educo dated May 23, 1995.

     1.4  DISBURSEMENT OF PROCEEDS OF THE TERM LOAN.
          -----------------------------------------

          (A)  The CoreStates Proceeds shall be disbursed at Closing.

          (B)  Subject to the provisions of SECTION 1.4(D) below, the Educo
                                            --------------
Proceeds shall be disbursed at the time of closing under the Purchase Agreement, provided that:

               (I) no Event of Default or event which with the giving of notice or the passage of time on both would result in an Event of Default shall have occurred;

               (II) the transaction shall be on such price and payment terms and pursuant to such other conditions as set forth in the copy of the Purchase Agreement previously delivered to Bank;

               (III) Within two (2) Business Days following the date of closing under the Purchase Agreement, Obligors shall deliver or cause to be delivered to Bank, in form and content satisfactory to Bank, an amendment to this Agreement and an Allonge to each of the Notes adding Educo as an obligor hereunder and thereunder and such mortgages, financing statements, opinions of counsel, title insurance, casualty insurance, authorizing resolutions and other documents and information required by Bank in connection with the consummation of such transaction and to perfect Bank's security interests and liens in and against the assets of Educo; and

               (IV) Obligors shall have paid to Bank all costs incurred by Bank in connection with such transaction including, without limitation, fees and costs of Bank's counsel, search fees and recording fees.

          (C) Upon disbursement of the Educo Proceeds, such amounts shall become part of the Bank Indebtedness and the collateral delivered in connection therewith shall become part of the Collateral.

          (D) If the Educo Proceeds have not been advanced by Bank on or before September 30, 1995, Bank shall have no further obligation to advance such proceeds under the Term Loan, provided, however, if no Event of Default or event
                              --------  -------
which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred, Bank shall increase the maximum amount available under the Line by an amount equal to the Educo Proceeds not previously advanced, as applicable. Upon any such increase in the maximum amount available under the Line, Obligors shall deliver to Bank an amended and restated Line Note, an amended and restated Term Note and such other documents as Bank shall require in connection therewith. Obligors shall pay to Bank all costs incurred by Bank in connection with any such increase of the Line. Notwithstanding anything to the contrary contained herein, the Term Loan and the maximum aggregate amount available and outstanding under the Line shall not exceed Fifteen Million Dollars ($15,000,000.00).

     1.5  METHOD OF ADVANCES.  On any Business Day, Obligors may request an
          ------------------
advance under the Line by delivering to the bank officer designated by Bank no later than 11:00 a.m. Philadelphia time on the Business Day such advance is requested to be funded, such documentation as Bank may from time to time require. Subject to the terms and conditions of this Agreement, Bank will make the proceeds of an advance available to Obligors by crediting such proceeds to any Obligor's deposit account with Bank or by advancing such proceeds to such Persons as Obligors shall designate. Each request for an advance under the Line shall be conclusively presumed to be made by a person authorized by Obligors to do so. However, Bank may require that specified officers of Obligors sign each borrowing base certificate.

     1.6  CLOSING.  Closing hereunder will take place at the offices of Lesser &
          -------
Kaplin, P.C. at 350 Sentry Parkway, Bldg. 640, Blue Bell, Pennsylvania 19422 effective on the date of this Agreement.

     1.7  LETTERS OF CREDIT.  Bank, at its sole discretion, may issue for the
          -----------------
account of any Obligor standby letters of credit in form and content satisfactory to Bank, at its sole discretion, with a term not to exceed the earlier to occur of (a) twelve (12) months, or (b) the expiration date of the Contract Period of the Line.

     Obligors will execute a letter of credit application and letter of credit agreement, and such other documents as may be required by Bank in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Obligors' ability to borrow under the Line as if such face amount were an advance under the Line. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under the Line repayable by Obligors pursuant to the terms hereof.

     In the event that the Line is terminated for any reason or demand is made thereunder, Obligors will deposit with Bank an amount equal to the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash collateral to secure Obligors' obligations hereunder.

2.   INTEREST RATES.
     --------------

     2.1  INTEREST RATE OPTIONS ON THE LINE.  Interest on the unpaid principal
          ---------------------------------
balance of the Line will accrue from the date of advance until final payment thereof at a rate or rates selected by Obligors from one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

          (A)  Floating Rate; or

          (B)  Line LIBOR Rate.

     2.2  REQUEST FOR FLOATING RATE ON THE LINE.  All advances under the Line
          -------------------------------------
shall accrue interest at the Floating Rate, unless Obligors have requested the Line LIBOR Rate. The Obligors shall be deemed to have requested the Floating Rate unless the Line LIBOR Rate has been requested in accordance with the terms of this Agreement.

     If the Obligors desire to convert the interest rate applicable to all or any part of the principal balance of the Line from the Line LIBOR Rate to the Floating Rate, upon delivery by Obligors to Bank of a Floating Rate Notification, that portion of the principal balance outstanding under the Line identified in such Floating Rate Notification shall accrue interest at the Floating Rate from the expiration of the then current Rate Period related to such principal amount until the effective date of another interest rate option chosen for such amount in accordance with the terms of this Agreement.

     2.3  REQUEST FOR LINE LIBOR RATE.  If the Obligors desire that all or part
          ---------------------------
of the outstanding principal balance under the Line accrue interest at the Line LIBOR Rate, Obligors shall give Bank a LIBOR Rate Notification. Upon delivery by Obligors to Bank of a LIBOR Rate Notification, that portion of the principal balance outstanding under the Line identified in such LIBOR Rate Notification shall accrue interest at the LIBOR Rate as follows: (a) with respect to the principal amount of any new advance under the Line, from the date of such advance until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (b) with respect to all or any portion of the principal amount of the Line outstanding and accruing interest at another Line LIBOR

Rate at the time of the LIBOR Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (c) with respect to all or any portion of the principal amount of the Line outstanding and accruing interest at the Floating Rate at the time of the LIBOR Rate Notification related to such principal amount, from the date set forth in such LIBOR Rate Notification (provided such date shall not be earlier than the thirtieth (30th) day after the effective date of the Floating Rate then in effect) until the end of the Rate Period specified in such LIBOR Rate Notification.

     2.4  CERTAIN PROVISIONS REGARDING LINE INTEREST RATES.  Obligors understand
          ------------------------------------------------
and agree that: (a) subject to the provisions of this Agreement, the interest rates set forth in SECTION 2.1 above may apply simultaneously to different
                   -----------
portions of the outstanding principal of the Line, (b) the Line LIBOR Rate may apply simultaneously to various portions of the outstanding principal of the Line for various Rate Periods, (c) the Rate Periods for the Line LIBOR Rate shall be either one (1), two (2) or three (3) months, (d) the Line LIBOR Rate applicable to any portion of the outstanding principal of the Line may be different from the Line LIBOR Rate applicable to any other portion of the outstanding principal of the Line, (e) individual portions of the Line accruing interest at a Line LIBOR Rate must be in amounts of at least $1,000,000.00 each,
(f) the Floating Rate chosen for any portion of the Line shall remain in effect for at least thirty (30) days from the effective date of such rate, and (g) Bank shall have the right to terminate any Rate Period and the interest applicable thereto, prior to the maturity of such Rate Period, if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulation to which Bank may be subject, in which event the principal amount to which such terminated Rate Period relates shall thereafter earn interest at the Floating Rate.

     2.5  FLOATING RATE FALL BACK FOR THE LINE.  After expiration of any Rate
          ------------------------------------
Period, any principal portion of the Line corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Floating Rate from the date of expiration of such Rate Period until paid in full, unless and until Obligors request another interest rate in accordance with the terms of this Agreement.

     2.6  INTEREST RATE OPTIONS ON THE TERM LOAN.  Interest on the unpaid
          --------------------------------------
principal balance of the Term Loan will accrue from the date of advance until final payment thereof, at a rate or rates selected by Obligors from the three
(3) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

          (A)  Floating Rate;

          (B)  Term LIBOR Rate; or

          (C)  Fixed Rate.

     2.7  REQUEST FOR FLOATING RATE ON THE TERM LOAN.  All advances under the
          ------------------------------------------
Term Loan shall accrue interest at the Floating Rate, unless the Obligors have requested a Term LIBOR Rate or has requested and accepted a Fixed Rate. The Obligors shall be deemed to have requested the Floating Rate unless a Term LIBOR Rate has been requested or a Fixed Rate has been requested and accepted.

     If Obligors desire to convert the interest rate applicable to all or part of the principal balance of the Term Loan from the Term LIBOR Rate to the Floating Rate, upon delivery by Obligors to Bank of a Floating Rate Notification, that portion of the outstanding principal balance under the Term Loan identified in such Floating Rate Notification shall accrue interest at the Floating Rate from the expiration of the then current Rate Period related to such principal amount until the effective date of another interest rate option chosen for such amount in accordance with the terms of this Agreement.

     2.8  REQUEST FOR TERM LIBOR RATE.  If the Obligors desire that the Term
          ---------------------------
LIBOR Rate apply to all or part of the principal balance under the Term Loan, Obligors shall give Bank a LIBOR Rate Notification. Upon delivery by Obligors to Bank of a LIBOR Rate Notification, the principal balance under the Term Loan identified in such LIBOR Rate Notification shall accrue interest at the Term LIBOR Rate as follows: (a) with respect to the principal amount of any new advance under the Term Loan, from the date of advance until the expiration of the Rate Period specified in such LIBOR Rate Notification, and/or (b) with respect to the principal amount of any portion of the Term Loan outstanding and accruing interest at the Floating Rate at the time of the LIBOR Rate Notification related to such principal amount, from the date set forth in such LIBOR Rate Notification (provided such date shall not be earlier than the ninetieth (90th) day after the effective date of the Floating Rate than in effect) until the expiration of the Rate Period specified in such LIBOR Rate Notification, and/or (c) with respect to the principal amount of any portion of the Term Loan outstanding and accruing interest at another Term LIBOR Rate at the time of the LIBOR Rate Notification related to such principal amount, from the expiration of the then current Rate Period until the expiration of the Rate Period specified in such LIBOR Rate Notification.

     2.9  REQUEST FOR FIXED RATE FOR THE TERM LOAN.  If Obligors desire that
          ----------------------------------------
the Fixed Rate shall apply to all or a part of the principal balance under the Term Loan, Obligors shall give Bank a Fixed Rate Notification which notice shall provide for commencement of the Fixed Rate on or before August 31, 1995. Upon delivery by Obligors to Bank of the Fixed Rate Notification the principal balance under the Term Loan identified in such Fixed Rate Notification shall accrue interest at the Fixed Rate from the date set forth in such Fixed Rate Notification until payment in full of the Term Loan.

     2.10 CERTAIN PROVISIONS REGARDING TERM LOAN INTEREST RATES.  Obligors
          -----------------------------------------------------
understand and agree that: (a) subject to the provisions of this Agreement, the interest rates set forth in SECTION 2.6 above may apply simultaneously to
                            -----------
different portions of the outstanding principal of the Term Loan, (b) the Term LIBOR Rate may apply simultaneously to various portions of the outstanding principal of the Term Loan for various Rate Periods, (c) the Rate Period for any Term LIBOR Rate shall be three (3) months, (d) the Term LIBOR Rate and the Fixed Rate applicable to any portion of the outstanding principal of the Term Loan may be different from the Term LIBOR Rate or the Fixed Rate applicable to any other portion of the outstanding principal balance of the Term Loan, (e) if the Fixed Rate is chosen for all or any portion of the Term Loan, that rate shall remain in effect with respect to such portion until the Term Loan is paid in full, (f) the Floating Rate chosen for any portion of the Term Loan shall remain in effect for at least ninety (90) days from the effective date of such rate, and (g) Bank shall have the right to terminate any Rate Period and the interest applicable thereto, prior to the maturity of such Rate Period, if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulations to which Bank may be subject, in which event the principal amount to which such terminated Rate Period rates shall thereafter earn interest at the Floating Rate.

     2.11 LIBOR RATE BORROWINGS.  No more than four (4) separate borrowings in
          ---------------------
the aggregate accruing interest at the Line LIBOR Rate and/or the Term LIBOR Rate may be outstanding at any one time.

     2.12 FLOATING RATE FALL BACK.  After expiration of any Rate Period, any
          -----------------------
principal portion of the Term Loan corresponding to such rate period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Floating Rate from the date of expiration of such Rate Period until paid in full, unless and until Obligors request a conversion to another interest rate in accordance with the terms of this Agreement.

     2.13 DEFAULT RATE.  Upon the occurrence and during the continuance of an
          ------------
Event of Default, at the option of Bank after ten (10) days notice to Obligors, interest will accrue on the outstanding principal balance of the Line and the Term Loan at a per annum rate which is three percent (3%) in excess of the highest rate in effect for the Line and the Term Loan, respectively, at the time the Event of Default occurs. During the continuance of any Event of Default, Obligors shall no longer have the ability to elect interest rate options.

     2.14 POST JUDGMENT INTEREST.  Any judgment obtained for sums due hereunder
          ----------------------
or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

     2.15 CALCULATION.  Interest will be computed on the basis of a year of 360
          -----------
days and paid for the actual number of days elapsed.

     2.16 LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE.  In no event will the
          ---------------------------------------------
rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Obligors.
Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Obligors. Obligors agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

     2.17 REQUEST BY ONE OBLIGOR.  Any requests to be made by Obligors under
          ----------------------
this ARTICLE 2 and any documents to be executed in connection therewith may be
     ---------
made or executed by any

Obligor individually and any such request and documents delivered by any such Obligor shall be binding upon all Obligors.

3.   PAYMENTS AND FEES.
     -----------------

     3.1  TERM LOAN.  Principal and interest on the Term Loan shall be paid as
          ---------
follows:

          (A)  INTEREST PAYMENTS ON THE TERM LOAN.  Obligors will pay interest
               ----------------------------------
               in arrears on the principal balance on the Term Loan monthly at the applicable rate set forth in SECTION 2.6 above, on the first
                                                -----------
               day of each calendar month commencing on the first day of the first calendar month following the date of Closing.

          (B)  PRINCIPAL PAYMENTS ON THE TERM LOAN.  If the entire balance of
               -----------------------------------
               the Term Loan, including the Educo Proceeds are advanced by the Bank, Obligors will pay the principal balance of the Term Loan in: (i) four (4) equal and consecutive quarterly installments of Two Hundred Thousand Dollars ($200,000.00) each, on the first day of each calendar quarter commencing on December 1, 1995 and continuing through and including September 1, 1996; (ii) twelve
               (12) equal and consecutive quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, on the first day of each calendar quarter commencing on December 1, 1996 and continuing through and including September 1, 1999; (iii) three
               (3) equal and consecutive quarterly installments of Three Hundred Thousand Dollars ($300,000.00) each, on the first day of each calendar quarter commencing on December 1, 1999 and continuing through and including June 1, 2000; and (iv) one (1) final payment of the remaining principal balance of the Term Loan, plus all accrued and unpaid interest thereon and all other sums due and owing in connection therewith on September 1, 2000.

               If the Educo Proceeds are not advanced by the Bank, the principal amount of each quarterly payment set forth in SECTIONS 3.1(B)(I)-
                                                             ------------------
               (IV) above shall be in the respective amounts determined by the
               ----
               following formula:

               (A) quarterly payments 1-4 = (.2 / 7.5) x principal balance of the Term Loan as of September 30, 1995;

               (B) quarterly payments 5-16 = (.25 / 7.5) x principal balance of the Term Loan as of September 30, 1995; and

               (C) quarterly payments 17-19 = (.3 / 7.5) x principal balance of the Term Loan as of September 30, 1995.

          The final payment on the Term Loan due on September 1, 2000 shall include the remaining principal advance of the Term Loan, all accrued and unpaid interest thereon and all other sums due and owing in connection therewith.

     3.2  LINE.
          ----

          (A)  INTEREST PAYMENTS ON THE LINE.  Obligors will pay interest on the
               -----------------------------
               principal balance of the Line monthly in arrears at the applicable rate set forth in SECTION 2.1 above, on the first day
                                            -----------
               of each calendar month commencing on the first day of the first calendar month following the date of Closing.

          (B)  PRINCIPAL PAYMENTS ON THE LINE.  Obligors will pay the
               ------------------------------
               outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and all other sums due and owing in connection therewith on the earlier to occur of: (i) the occurrence of an Event of Default; or (ii) September 1, 1998 (unless the Contract Period is extended by Bank in its sole discretion).

     3.3  LETTER OF CREDIT FEES.  For each issuance or renewal of a standby
          ---------------------
letter of credit hereunder, Obligors will pay to Bank an issuance or renewal fee in an amount equal to one and one-quarter percent (1-1/4%) per annum of the face amount of such standby letter of credit, payable coincident with and as a condition of the issuance or renewal of such standby letter of credit. In addition, Obligors shall pay such other fees and charges in connection with the negotiation or cancellation of each standby letter of credit as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of 360 days.

     3.4  TERM LOAN FEE.  Obligors shall pay to Bank a loan fee for the Term
          -------------
Loan in an amount equal to Thirty Seven Thousand Five Hundred Dollars ($37,500.00). An amount equal to Twelve Thousand Five Hundred Dollars ($12,500.00) has previously been paid to Bank on account of such fee. The balance of such fee, Twenty Five Thousand Dollars ($25,000.00), shall be paid to Bank on the date of Closing.

     3.5  LINE FEE.  Obligors shall pay to Bank a loan fee for the Line in an
          --------
amount equal to Thirty Seven Thousand Five Hundred Dollars ($37,500.00). An amount equal to Twelve Thousand Five Hundred Dollars ($12,500.00) has previously been paid to Bank on account of such fee. The balance of such fee, Twenty Five Thousand Dollars ($25,000.00), shall be paid to Bank on the date of Closing.

     3.6  USAGE FEE.  So long as the Line is outstanding and has not been
          ---------
terminated, and the Bank Indebtedness not satisfied in full, Obligors shall unconditionally pay to Bank a fee equal to one quarter of one percent (1/4%) per annum of the average daily unused portion of the Line (which shall be Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (or such greater amount if the maximum committed amount for the Line is ever increased), minus the average daily outstanding principal balance of cash advances under the Line for such period, minus the average outstanding undrawn face amount of all standby letters of credit issued and outstanding under the Line during such period), which fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first day of each calendar quarter commencing on September 1, 1995.

     3.7  LATE CHARGE.  In the event that Obligors fail to pay any principal,
          -----------
interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days past the applicable due date, in addition to paying such sums, Obligors shall pay a late charge equal to the lesser of: (a) five percent (5%) of such past due payment, or (b) Two Thousand Five Hundred Dollars ($2,500.00), as compensation for the expenses incident to such past due payment.

     3.8  TERMINATION OF LINE AND TERMINATION FEE.   Obligors may terminate the
          ---------------------------------------
Line upon thirty (30) days' written notice to Bank. In the event that (a) the Line is terminated by Obligors for any reason, including without limitation prepayment or refinancing of the Line with another lender, or (b) an Event of Default occurs and the Line is terminated, Obligors shall pay to Bank a termination fee calculated as follows:

          (I) if the termination date is on or prior to September 1, 1996, the termination fee will be equal to two percent (2%) of the maximum committed amount of the Line;

          (II) if the termination date is after September 1, 1996, but on or prior to September 1, 1997, the termination fee will be equal to one percent (1%) of the maximum committed amount of the Line; and

          (III) if the termination date is after September 1, 1997, but on or prior to August 10, 1998, the termination fee will be equal to one-half percent (1/2%) of the maximum committed amount of the Line.

          In addition to the foregoing fees, if any portion of the outstanding principal balance of the Line is accruing interest at the Line LIBOR Rate at the time of such termination, Obligors shall pay to Bank an additional termination fee on such portion equal to the economic loss suffered by Bank as determined by Bank in accordance with its customary practices, which determination shall be conclusive.

          Notwithstanding the foregoing, if prior to September 1, 1996, Obligors request a one-year extension of the Line and Bank (A) denies such request, (B) approves such request conditioned upon an increase in the interest rates, a decrease in the maximum amount available under the Line or a change in the financial covenants set forth in ARTICLE 7 below, which change is not reasonably
                                 ---------
based on projections delivered by Obligors or Obligors' past performance, or (C) fails to respond to such request within the time period provided for in SECTION
                                                                        -------
1.1 above, and provided that no Event of Default and no event which with the
---
giving of notice or the passage of time or would be an Event of Default shall have occurred, Obligors shall not be required to pay the termination fee set forth in SECTIONS 3.8(II) AND 3.8(III) above.
         -----------------------------

          In the event the Contract Period is extended by mutual agreement between Bank and Obligors, the termination fee during each one-year extension will be equal to that set forth in

SUBSECTION 3.8(III).  Notwithstanding the foregoing, Bank reserves the right to
-------------------
amend the termination fees for subsequent periods as a condition of any extension.

          In the event the Line is terminated as a result of an Event of Default, the outstanding balance of the Line and the Term Loan, together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms hereof shall be due and payable immediately.

     3.9  PREPAYMENT OF THE TERM LOAN.  Obligors may prepay all or any part of
          ---------------------------
the principal balance of the Term Loan at any time, following delivery of not less than thirty (30) days prior written notice to Bank and upon payment of the applicable premium set forth below. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due.

          (A) For sums outstanding under the Term Loan and accruing interest at the Fixed Rate, the following prepayment premiums shall be applicable:

               (I) Each prepayment made on or prior to September 1, 1996 will be accompanied by a prepayment premium equal to five (5%) of the principal amount prepaid.

               (II) Each prepayment made after September 1, 1996 but on or prior to September 1, 1997 will be accompanied by a prepayment premium equal to four percent (4%) of the principal amount prepaid.

               (III) Each prepayment made after September 1, 1997 but on or prior to September 1, 1998 will be accompanied by a prepayment premium equal to three percent (3%) of the principal amount prepaid.

               (IV) Each prepayment made after September 1, 1998 but on or prior to September 1, 1999 will be accompanied by a prepayment premium equal to two percent (2%) of the principal amount prepaid.

               (V) Each prepayment made after September 1, 1999 but on or prior to August 10, 2000 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

          Notwithstanding the foregoing to the contrary, within any fiscal year if Obligors sell any of the Mortgaged Properties (as defined below) as permitted under SECTION 6.5 below and apply any portion of the proceeds thereof (not in
      -----------
excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) per year) to the outstanding principal balance of the Term Loan accruing interest at the Fixed Rate, Obligors shall not be required to pay the prepayment premium set forth in SECTION 3.9(A) with respect to that portion of the Term Loan (not
         --------------
exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00) per year) accruing interest at the Fixed Rate and prepaid from such proceeds.

          (B) For sums outstanding under the Term Loan and accruing interest at the Term Loan LIBOR Rate, Obligors shall pay to Bank a prepayment premium equal to the economic loss (which shall include only the loss resulting from breaking a LIBOR Rate Period) suffered by Bank as determined by Bank in accordance with its customary practices, which determination shall be conclusive. In addition to the foregoing, with respect to those sums outstanding under the Term Loan and accruing interest at the Term LIBOR Rate which are prepaid with borrowed money, equity infusions or other funds not obtained from Obligors' operations (which operations shall include sales of assets permitted under SECTION 6.5 below),
                                                         -----------
Obligors shall pay to Bank the following prepayment premium:

               (I) Each prepayment made on or prior to September 1, 1996 will be accompanied by a prepayment premium equal to three (3%) of the principal amount prepaid.

               (II) Each prepayment made after September 1, 1996 but on or prior to September 1, 1997 will be accompanied by a prepayment premium equal to two percent (2%) of the principal amount prepaid.

               (III) Each prepayment made after September 1, 1997 but on or prior to August 10, 2000 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

          Notwithstanding the foregoing, if prior to September 1, 1996, Obligors request a one-year extension of the Line and Bank (A) denies such request in its sole discretion, (B) approves such request conditioned upon an increase in the interest rate, a decrease in the maximum amount available under the Line or a change in the financial covenants set forth in ARTICLE 7 below, which change is
                                               ---------
not reasonably based on projections delivered by Obligors or Obligors' past performance, or (C) fails to respond to such request within the time period provided for in SECTION 1.1 above, and provided that no Event of Default or
                -----------
event which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred, Borrower shall not be required to pay the prepayment premiums set forth in SECTIONS 3.9(B)(II) AND 3.9(B)(III)
                                            -----------------------------------
above.

          (C) For sums outstanding under the Term Loan and accruing interest at the Floating Rate, Obligors may prepay all or any part thereof without any prepayment premium, provided such prepayment is from funds generated by Obligors' operations (which operations shall include sales of Collateral permitted under SECTION 6.5 below). With respect to those sums outstanding
                -----------
under the Term Loan and accruing interest at the Floating Rate which are prepaid with borrowed money, equity infusions or other funds not obtained from Obligors' operations (which operations shall include sales of assets permitted under

SECTION 6.5 below), Obligors shall pay to Bank the following prepayment premium:
-----------

               (I) Each prepayment made on or prior to September 1, 1996 will be accompanied by a prepayment premium equal to three (3%) of the principal amount prepaid.

               (II) Each prepayment made after September 1, 1996 but on or prior to September 1, 1997 will be accompanied by a prepayment premium equal to two percent (2%) of the principal amount prepaid.

               (III) Each prepayment made after September 1, 1997 but on or prior to August 10, 2000 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

          Notwithstanding the foregoing, if prior to September 1, 1996, Obligors request a one-year extension of the Line and Bank (A) denies such request in its sole discretion, (B) approves such request conditioned upon an increase in the interest rates, a decrease in the maximum amount available under the Line or a change in the financial covenants set forth in ARTICLE 7 below, which change is
                                               ---------
not reasonably based on projections delivered by Obligors or Obligors' past performance, or (C) fails to respond to such request within the time period provided for in SECTION 1.1 above and provided that no Event of Default or event
                -----------
which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred, Obligors shall not be required to pay the prepayment premiums set forth in SECTIONS 3.9(C)(II) AND 3.9(C)(III) above.
                                 -----------------------------------

     In the event Bank exercises its right to accelerate payments under the Term Loan following an Event of Default, any tender of payment of the amount necessary to repay all or part of the Term Loan made thereafter at any time by Obligors, their successors or assigns or by anyone on behalf of Obligors and any receipt by Bank of proceeds of Collateral in payment of the Term Loan shall be deemed to be a voluntary prepayment and in connection therewith Bank shall be entitled to receive the premium required to be paid under the foregoing prepayment restrictions.

     3.10 PAYMENT METHOD.  Obligors irrevocably authorize Bank to debit all
          --------------
payments required to be made by Obligors hereunder, under the Line or the Term Loan, on the date due, from any deposit account maintained by Obligors or any of them, with Bank; provided, however, prior to the occurrence of an Event of
                 --------  -------
Default or an event which with the giving of notice or the passage of time or both would become an Event of Default, Obligors may designate which accounts maintained with Bank shall be so debited. Otherwise, Obligors will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

     3.11 APPLICATION OF PAYMENTS.  Any and all payments on account of the Bank
          -----------------------
Indebtedness will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Obligors make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

     3.12 LOAN ACCOUNT.  Bank will open and maintain on its books a loan account
          ------------
(the "LOAN ACCOUNT") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Obligors as to the amount at any time due to Bank from Obligors under this Agreement or the Notes.

     3.13 INDEMNITY; LOSS OF MARGIN.  Obligors will indemnify Bank against any
          -------------------------
direct loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Obligors to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents.
If Bank sustains or incurs any such loss or expense it will from time to time notify Obligors in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Obligors to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

     In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

          (A) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Obligors or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

          (B) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by, the Bank; or

          (C) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Obligors in writing. Obligors agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense (such amount being the "REIMBURSEMENT AMOUNT") suffered or incurred by Bank within thirty (30) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the Reimbursement Amount and Bank's calculation of the Reimbursement Amount (in determining such Reimbursement Amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. Notwithstanding the foregoing, if an event of the nature described in SECTION 3.13(A), (B) OR (C)
                                                  ---------------------------
above occurs, Obligors shall have the right to repay in full all Bank Indebtedness without any prepayment premium (other than an amount equal to the economic loss suffered by Bank with respect to that portion of the Bank Indebtedness accruing interest at the Line LIBOR Rate or the Term LIBOR Rate at the time of such prepayment), provided that, (i) within thirty (30) days of the presentation of such statement to Obligors, Obligors pay to Bank the Reimbursement Amount then due Bank through such date, (ii) such repayment to Bank is made on or before the one hundred twentieth (120th) day following the presentation of such statement to Obligors, and (iii) at the time of such repayment, Obligors shall also pay to Bank the Reimbursement Amount then due Bank through the date of such repayment.

     If the amount set forth in such statement is not paid in full as set forth above within thirty (30) days after such presentation of such statement, or the amount due in connection with a repayment of the Bank Indebtedness as described above is not paid in full within one hundred twenty (120) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under the Line from the due date until paid, both before and after judgment.

4.   SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.
     --------------------------------------------------------------

     4.1  PERSONAL PROPERTY.  As security for the full and timely payment and
          -----------------
performance of all Bank Indebtedness, each Obligor hereby grants to Bank a security interest in all of the following:

          (A) All of such Obligor's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such Obligor or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such Obligor's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

          (B) All of such Obligor's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Obligor's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such Obligor and all products and proceeds of any of the foregoing.

          (C) All of such Obligor's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

          (D) All of such Obligor's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

          (E) All of such Obligor's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of such Obligor or any service bureau.

          (F) All letters of credit now existing or hereafter issued naming such Obligor as a beneficiary or assigned to such Obligor, including the right to receive payment thereunder, and all documents and records associated therewith.

          (G) All deposits, funds, instruments, documents, policies and evidence and certificates of insurance, securities, chattel paper and other assets of such Obligor or in which such Obligor has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to such Obligor or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of such Obligor in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

          (H) All of Nobel's right, title and interest in and to the stock of each of the other Obligors, together with all cash, stock or other dividends paid in connection therewith; all securities received in addition to or in exchange for such stock; all subscription rights with respect to such securities; any other distribution in respect of such securities in any form; and the proceeds thereof. All such securities shall be freely assignable and transferrable to Bank, and shall be accompanied by such stock pledge agreements and blank stock powers with signatures guaranteed as Bank may require.

     4.2  REAL PROPERTY.  As further security for the Bank Indebtedness, the
          -------------
applicable Obligors shall grant to Bank a mortgage lien encumbering each of the properties described on SCHEDULE 4.2 attached hereto. As further security for
                        ------------
the Bank Indebtedness, the applicable Obligors shall grant to Bank a mortgage lien encumbering all real property acquired by such Obligor after the date hereof on terms and conditions acceptable to Bank, unless Bank shall inform Obligors that Bank does not require a mortgage lien against such property. All of the real property referred to in this SECTION 4.2 upon which Bank is now or
                                         -----------
hereafter granted a mortgage lien shall be referred to collectively as the "MORTGAGED PROPERTIES".

     4.3  INSURANCE.  As further security for the Bank Indebtedness, Obligors
          ---------
(and all owners and beneficiaries applicable thereto) shall assign and grant to Bank a security interest in a life insurance policy and the proceeds payable thereunder issued by and maintained with an insurance company acceptable to Bank, insuring the life of A.J. Clegg in an amount at least equal to One Million Dollars ($1,000,000.00).

     4.4  GENERAL.  The collateral described above in SECTIONS 4.1, 4.2 AND 4.3
          -------                                     -------------------------
is collectively referred to herein as the "COLLATERAL". The above-described security interests, assignments, liens and guarantees shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of any Obligor and Bank has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE OBLIGORS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF ANY OBLIGOR TO BANK.

     4.5  COLLECTION OF RECEIVABLES; PROCEEDS OF COLLATERAL.
          -------------------------------------------------

          (A) Obligors will collect their accounts receivable only in the ordinary course of business. Upon request by Bank after the occurrence of any Event of Default, Obligors will notify all of their account debtors to forward all accounts receivable collections owed to such Obligor to a lockbox maintained by Bank and will forward all other checks, drafts and monies received by such Obligor which are proceeds of the Collateral to such lockbox. After the occurrence of any Event of Default, Obligors will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with any lockbox arrangement.

          (B) Obligors agree that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Obligors which come into the possession or under the control of Obligors or any employees, agents or other persons acting for or in concert with Obligors, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank, subject to the right of Obligors to use such funds prior to the occurrence of an Event of Default. After the occurrence of an Event of Default, immediately upon receipt thereof, Obligors and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Obligors shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Obligors, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. After the occurrence of an Event of Default, Bank is hereby authorized to open all mail addressed to Obligors and endorse all checks, drafts or other items for payment on behalf of Obligors. Bank is granted a power of attorney by Obligors with full power of substitution to, after the occurrence of an Event of Default, execute on behalf of Obligors and in Obligors' name or to endorse Obligors' name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

5.   REPRESENTATIONS AND WARRANTIES.  Obligors represent and warrant as follows:
     ------------------------------

     5.1  VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION.  Except as shown
          ---------------------------------------------------
on SCHEDULE 5.1, each Obligor is a corporation duly incorporated, validly
   ------------
existing and in good standing under the laws of the applicable jurisdiction listed for such Obligor on SCHEDULE 5.1 attached hereto, has full power and
                           ------------
authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

     5.2  LICENSES.  Except as set forth on SCHEDULE 5.2 attached hereto, each
          --------                          ------------
Obligor and its employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which it has agreed to perform in any state, municipality or other jurisdiction.

     5.3  OWNERSHIP INTERESTS.  The ownership of all stock, debentures, options,
          -------------------
warrants, bonds and other securities (debt and equity) of Obligors (other than Nobel) and all pledges (other than to Bank), proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on SCHEDULE 5.3 attached hereto.
                             ------------

     5.4  SUBSIDIARIES.  Except as set forth on SCHEDULE 5.4 attached hereto, no
          ------------                          ------------
Obligor owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

     5.5  FINANCIAL STATEMENTS.  Obligors have furnished to Bank the audited
          --------------------
consolidated financial statements of Obligors certified without qualification by independent public accountants as of December 31, 1994 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of March 31, 1995. Such financial statements of Obligors (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Obligors at such date, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

     5.6  NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION.  There has been no
          -------------------------------------------------
material adverse change in the financial condition of any Obligor since March 31, 1995.

     5.7  PENDING LITIGATION OR PROCEEDINGS.  Except as set forth on SCHEDULE
          ---------------------------------                          --------
5.7 attached hereto, there are no judgments outstanding or actions, suits or
---
proceedings pending or, to the best of the knowledge of the corporate officers of Obligors, threatened against or affecting any Obligor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     5.8  DUE AUTHORIZATION; NO LEGAL RESTRICTIONS.  The execution and delivery
          ----------------------------------------
by Obligors of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of each Obligor, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Obligor's Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Obligor is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and
(c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Obligor under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

     5.9  ENFORCEABILITY.  The Loan Documents have been duly executed by
          --------------
Obligors and delivered to Bank and constitute legal, valid and binding obligations of Obligors, enforceable in accordance with their terms.

     5.10 NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL
          ----------------------------------------------------------
REGULATIONS.  Except as set forth on SCHEDULE 5.10 attached hereto, no Obligor
                                     -------------
is in violation of its Certificate or Articles of Incorporation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Obligor is in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

     5.11 GOVERNMENTAL CONSENTS.  No consent, approval or authorization of or
          ---------------------
designation, declaration or filing with any governmental authority on the part of any Obligor is required in connection with the execution, delivery or performance by any Obligor of the Loan Documents or the consummation of the transactions contemplated thereby.

     5.12 TAXES.  Obligors have filed all tax returns which they are required to
          -----
file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects. No Obligor knows of any proposed additional assessment or basis for any assessment of additional taxes.

     5.13 TITLE TO COLLATERAL.  Except for that portion of the Collateral sold
          -------------------
as permitted under SECTION 6.5 below, the Collateral is and will be owned by the
                   -----------
respective Obligor free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank and those liens and encumbrances permitted under SECTION 6.8 below. Obligors will defend the Collateral against
                -----------
any claims of all persons or entities other than the Bank.

     5.14 ADDRESSES.  During the past five (5) years, no Obligor has been known
          ---------
by any names (including tradenames) other than those set forth in SCHEDULE 5.14
                                                                  -------------
attached hereto and has been located at any addresses other than those set forth on SCHEDULE 5.14 attached hereto. The portions of the Collateral which are
   -------------
tangible property and each Obligor's books and records pertaining thereto will at all times be located at the addresses set forth on SCHEDULE 5.14; or such
                                                      -------------
other location determined by Obligors after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Obligors' books and records. SCHEDULE
                                                                      --------
5.14 identifies the chief executive office of each Obligor.
----

     5.15 CURRENT COMPLIANCE.  Obligors are currently in compliance with all of
          ------------------
the terms and conditions of the Loan Documents.

     5.16 PENSION PLANS.  Except as disclosed on SCHEDULE 5.16 hereto, (a) no
          -------------                          -------------
Obligor has any obligations with respect to any employee pension benefit plan ("PLAN") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Obligor which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Obligors' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Obligor has any existing liability to the PBGC. No Obligor is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

     5.17 LEASES AND CONTRACTS.  Except as described on SCHEDULE 5.10 attached
          --------------------                          -------------
hereto, Obligors have complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which they are a party and are not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

     5.18 INTELLECTUAL PROPERTY.  Obligors own or possess the irrevocable right
          ---------------------
to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Obligors' properties and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others. SCHEDULE 5.18 sets forth
                                                       -------------
an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing.

     5.19 BUSINESS INTERRUPTIONS.  Except as set forth on SCHEDULE 5.19 hereto,
          ----------------------                          -------------
within five (5) years prior to the date hereof, neither the business, Collateral nor operations of any Obligor have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against that Obligor. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Obligor.

     5.20 PURCHASE AGREEMENT.  Obligors have delivered to Bank a true and
          ------------------
complete copy of the Purchase Agreement.

     5.21 ACCURACY OF REPRESENTATIONS AND WARRANTIES.  No representation or
          ------------------------------------------
warranty by Obligors contained herein or in any certificate or other document furnished by Obligors pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which any Obligor knows or should know and has not disclosed to Bank, which does or may materially and adversely affect any Obligor, or any of their operations.

6.   GENERAL COVENANTS.  Except with the prior written consent of Bank, Obligors
     -----------------
will comply with the following:

     6.1  PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE.  Obligors will
          ----------------------------------------------------
pay when due all Bank Indebtedness and all other amounts payable by them hereunder.

     6.2  LIMITATION ON INDEBTEDNESS.  No Obligor will have at any time
          ---------------------------
outstanding to any Person other than Bank, any Indebtedness for borrowed money or any Indebtedness under Capitalized Leases, or any outstanding letters of credit, except:

          (A) current accounts payable incurred in the ordinary course of that Obligor's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of that Obligor's business;

          (B) existing Indebtedness for borrowed money and Capitalized Lease Obligations described on SCHEDULE 6.2; and
                         ------------

          (C) Indebtedness incurred in connection with any Permitted Acquisition, which Indebtedness shall be subordinate to the Bank Indebtedness on terms and conditions satisfactory to Bank.

     Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Bank, except for refinancing or replacement which does not cause an Event of Default and which does not result in an increase in the principal amount of such Indebtedness being refinanced or replaced.

     Bank is aware that notwithstanding the provisions of this SECTION 6.2 and
                                                               -----------
SECTION 6.8 below, Obligors may, from time to time, request that Bank agree to
-----------
permit Obligors to (i) incur Indebtedness to a seller in connection with a Permitted Acquisition, and (ii) secure Obligors' obligations to such seller in connection with such Indebtedness by granting liens to such seller against the assets being acquired from such seller, which Indebtedness and liens will not be subordinated to the Bank Indebtedness or Bank's liens against such assets. Obligors acknowledge and agree that Bank shall have no obligation to agree to any such request by Obligors.

     6.3  INVESTMENTS AND LOANS   No Obligor will have or make any investments
          ----------------------
in, or loans, advances or extensions of credit to any Person (other than another Obligor), except:

          (A) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

          (B) Investments in commercial paper of Bank or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

          (C) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Bank;

          (D)  Investments and loans listed on SCHEDULE 6.3 attached hereto;
                                               ------------

          (E)  Investments in connection with Permitted Acquisitions;

          (F)  Investments in Subsidiaries created in accordance with SECTION
                                                                      -------
6.6 below; and
---
          (G) Purchase money loans to purchasers of Obligors' assets permitted to be sold under SECTION 6.5 below, provided no such purchase money loan shall
                 -----------
exceed an amount equal to twenty-five percent (25%) of the purchase price of such assets. All notes, instruments and other evidences of such purchase money loans shall be immediately endorsed with recourse and delivered to Bank.

     6.4  GUARANTIES.  No Obligor will directly or indirectly guarantee, endorse
          ----------
(other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person, except for the guaranty by Nobel of (a) certain obligations of Child Care Investors, Inc. to First Fidelity Bank, National Association, pursuant to that certain guaranty agreement dated October 1, 1986, a true and complete copy of which has been delivered to Bank and (b) the obligations of another Obligor in connection with a Permitted Acquisition or the lease by such other Obligor of a facility.

     6.5  DISPOSITION OF ASSETS.  No Obligor will sell, lease, transfer or
          ---------------------
otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales (a) of inventory in the ordinary course for fair consideration, (b) by Obligors to bona-fide third party purchasers for fair consideration of any real property acquired by such Obligor after the date hereof and all furniture, fixtures and equipment related thereto, (c) of those properties listed on SCHEDULE 6.5 attached hereto to the tenant under the leases
                     ------------
for such properties and pursuant to the terms of such leases or to any other Person, (d) of that certain property owned by Bluegrass Real Estate Company in Audubon, Pennsylvania, and (e) of that certain property owned by Nobel in Folsom, California, and (f) those properties currently owned by Bluegrass Real Estate Company, Inc. provided that in all cases no Event of Default and no event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred. Bank agrees, at the sole cost and expense of Obligors, to release Bank's lien against any assets sold by Obligors as permitted under this SECTION 6.5. All net proceeds received by Obligors from
                        -----------
the sales of any of the properties described on SCHEDULE 6.5 hereto shall be
                                                ------------
paid to Bank and applied first to that portion of the Bank Indebtedness evidenced by the Notes or otherwise due pursuant to the terms of this Agreement.

     6.6  MERGER; CONSOLIDATION; BUSINESS ACQUISITIONS; SUBSIDIARIES.  Except
          ----------------------------------------------------------
for Permitted Acquisitions and those solely between Obligors, no Obligor will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it. Obligors shall not form any new Subsidiaries unless Obligors give Bank thirty (30) days prior written notice thereof and such new subsidiary executes and delivers or causes to be executed and delivered to Bank (a) an amendment to this Agreement and an Allonge to each of the Notes pursuant to which such subsidiary shall agree to be an obligor hereunder and thereunder and be bound by the terms and conditions hereof and thereof, and (b) such mortgages, financing statements, resolutions, opinions of counsel and other documents as Bank shall request in connection with the formation of such Subsidiary and the perfection by Bank of its lien against the assets of such subsidiary. All fees incurred by Bank in connection with any of the foregoing shall be paid by Obligors on demand.

     6.7  TAXES; CLAIMS FOR LABOR AND MATERIALS.  Each Obligor will pay or cause
          -------------------------------------
to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets. No Obligor will file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary.

     6.8  LIENS.  No Obligor will create, incur or permit to exist any mortgage,
          -----
pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

          (A)  Security interests and mortgages held by Bank;

          (B) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations or arising by operation of law for obligations not yet due and payable, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

          (C) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by that Obligor in the operation of its business;

          (D)  Liens and security interests listed on SCHEDULE 6.8 attached
                                                      ------------
hereto;

          (E)  Purchase money liens or Capitalized Leases, provided that:

               (I) the property subject to any of the foregoing is acquired or leased by that Obligor in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

               (II) purchase money Indebtedness or Capitalized Lease Obligations so created shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

               (III) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased;

               (IV) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of SECTION 6.3; and
                                               -----------

          (F) Liens in favor of a seller in connection with a Permitted Acquisition, provided that:

               (I) such liens shall be subordinate to Bank's liens on terms and conditions satisfactory to Bank;

               (II) such liens shall extend only to those assets being purchased from such seller; and

               (III) such liens shall secure only that Indebtedness of the respective Obligor to such seller incurred in connection with such Permitted Acquisition.

     Except as provided for under that certain Investment Agreement of even date herewith among Obligors (other than Rocking Horse Management Corporation), Allied Investment Corporation, Allied Investment Corporation II, Allied Capital Corporation and Allied Capital Corporation II, no Obligor shall enter into any agreement with any other Person which shall prohibit such Obligor from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of that Obligor to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of the Bank.

     No Obligor will apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by that Obligor, except letters of credit issued by Bank, at its discretion.

     6.9  EXISTENCE; APPROVALS; QUALIFICATION; BUSINESS OPERATIONS; COMPLIANCE
          --------------------------------------------------------------------
WITH LAWS.  Each Obligor (a) will obtain, preserve and keep in full force and
---------
effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated and will not engage in any new businesses without the prior written consent of Bank; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it. Notwithstanding anything contained in this SECTION 6.9 to
                                                                  -----------
the contrary, upon prior written notice to Bank, Obligors may merge into each other.

     6.10 MAINTENANCE OF PROPERTIES, INTELLECTUAL PROPERTY.  Each Obligor will
          ------------------------------------------------
maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property (except for obsolete personal property) used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

     With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, each Obligor shall maintain and protect the same and shall take and assert any and all remedies available to that Obligor to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

     Obligors will notify Bank immediately of (a) the creation by any Obligor or any of its employees (during the course of employment with such Obligor) of any inventions; (b) any changes or improvements made to an invention created or owned by any Obligor or any of its employees (during the course of employment with such Obligor); (c) the filing of any patent or trademark application, whether domestic or foreign, by any Obligor or any of its employees (during the course of employment with such Obligor); (d) the grant of any patent or trademark, whether domestic or foreign, to any Obligor or any of its employees (during the course of employment with such Obligor); or (e) any Obligor's intent to abandon a patent or trademark.

     Obligors will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by any Obligor; (ii) furnish Bank with evidence satisfactory to Bank, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by any Obligor or its employees (during the course of employment with such Obligor) have been taken in a timely manner; and (iii) execute and deliver to Bank an agreement permitting Bank to exercise all of any Obligor's rights in, to and under any patent or trademark owned by any Obligor or any of its employees (during the course of employment with such Obligor).

     6.11 INSURANCE.  Each Obligor will carry adequate insurance issued by an
          ---------
insurer acceptable to Bank, in amounts acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank, and in addition, will carry business interruption insurance in such amounts as may be required by Bank. In the case of insurance on any of the Collateral, Obligors shall carry insurance in the full insurable value thereof and cause Bank to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.

     Obligors shall cause to be delivered to Bank the insurance policies therefor or in the alternative, evidence of insurance and at least five (5) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Obligors shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Obligors, or any of them, and Bank jointly.

     In the event of any loss, Obligors will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Obligors. Bank is granted a power of attorney by each Obligor with full power of substitution to file any proof of loss in any Obligor's or Bank's name, to endorse any Obligor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim.
Such power being coupled with an interest is irrevocable.

     In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of any Obligor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Obligors to Bank upon demand. No Obligor shall take out any insurance without having Bank named as loss payee or additional insured thereon. Obligors shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

     Notwithstanding the foregoing, in the event that Obligors suffer a casualty loss and desire to use the proceeds of casualty loss insurance to repair or replace the damaged Collateral, Bank will permit Obligors to utilize the proceeds of such insurance solely to repair or replace such damaged Collateral provided that: (a) Obligors confirm to Bank in writing that they intend to continue their business operations and have business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Bank, (b) Obligors submit to Bank their plan for operations after such casualty loss, which plan must be in form and content satisfactory to Bank, (c) Bank will hold such insurance proceeds and will disburse such proceeds upon receipt by Bank of evidence satisfactory to Bank that such proceeds will be used to repair or replace such damaged Collateral as required above, (d) disbursement of proceeds will be in compliance with such procedures as Bank may reasonably require, (e) the amount of such proceeds is sufficient to complete the repair or replacement of the Collateral or Obligors shall have deposited with Bank the amount of any deficiency and (f) no Event of Default, or event which would with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred.

     6.12 INSPECTIONS; EXAMINATIONS.  Obligors hereby irrevocably authorize and
          -------------------------
direct all accountants and auditors employed by any Obligor at any time to exhibit and deliver to Bank copies of any and all of Obligors' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Obligors by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning Obligors' financial status and business operations. Obligors further authorize all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to any Obligor, whether made by any Obligor or otherwise.

     The officers of Bank, or such Persons as any of them may designate, may visit and inspect any of the properties of Obligors, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Obligors, including the books of account of Obligors, and discuss the affairs, finances and accounts of Obligors with its officers and with its independent accountants, at such times as Bank may desire. Prior to the occurrence of an Event of Default, any such visit or inspection shall only be after prior notice to Obligors and the representatives of Bank may be accompanied by representatives of Obligors.

     The Bank may, at its discretion upon reasonable prior notice, make periodic audits of the books and records of the Obligors and periodically inspect the Mortgaged Properties. Prior to the occurrence of a default under the Loan Documents, Bank will not charge Obligors for the costs of such audits or inspections.

     6.13 DEFAULT UNDER OTHER INDEBTEDNESS.  No Obligor will permit any of its
          --------------------------------
Indebtedness to be in default. If any Indebtedness of any Obligor is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of any Obligor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Obligors will immediately give Bank written notice of such declaration, acceleration or right of declaration.

     6.14 PENSION PLANS.  Obligors shall (a) keep in full force and effect any
          -------------
and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to any Obligor in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Obligors' Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank immediately upon receipt by any Obligor of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which any Obligor files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

     6.15 BANK OF ACCOUNT.  Obligors will maintain Bank as their principal bank
          ---------------
of account, unless otherwise agreed by Bank in writing.

     6.16 MAINTENANCE OF MANAGEMENT.  Nobel shall at all times maintain A.J.
          -------------------------
Clegg as its Chief Executive Officer and other executive officers reasonably satisfactory to Bank. In the event of the death of A. J. Clegg, Nobel shall appoint a new Chief Executive Officer satisfactory to Bank in its reasonable discretion. Obligors will notify Bank promptly in writing of any change in its Board of Directors or Executive Officers and will provide Bank with a copy of proposed amendments to its Articles of Incorporation or By-Laws, prior to adoption. Obligors shall not make any amendment to its Articles of Incorporation or By-Laws which will in any way effect any Obligor's operations or ability to comply with the terms and conditions of the Loan Documents without the prior written consent of Bank.

     6.17 CAPITAL STOCK; DIVIDENDS.  No Obligor will redeem, repurchase or
          ------------------------
otherwise make any payment or distribution to acquire any of its capital stock. No Obligor will pay dividends or make other distributions on account of its capital stock, except that if no Event of Default or event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred, Nobel may pay dividends on account of its preferred stock issued and outstanding prior to the date hereof in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000.00) during any fiscal year of Nobel.

     6.18 TRANSACTIONS WITH AFFILIATES.  No Obligor shall enter into or conduct
          ----------------------------
any transaction with any Affiliate (other than another Obligor) except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. No Obligor will make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in SCHEDULE 6.18
                                                                  -------------
attached hereto. Each Obligor will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing.

     6.19 NAME OR ADDRESS CHANGE.  No Obligor shall change its name or address
          ----------------------
except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Obligors' books and records.

     6.20 NOTICES.  Obligors will promptly notify Bank of (a) any material,
          -------
uninsured action or proceeding brought against any Obligor wherein such action or proceeding would, if determined adversely to any Obligor result in liability of such Obligor, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of any Obligor to observe any of its undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of any Obligor.

     6.21 ADDITIONAL DOCUMENTS AND FUTURE ACTIONS.  Obligors will, at their sole
          ---------------------------------------
cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Obligors hereby authorize and appoint Bank as their attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on such Obligor's behalf and file at such Obligor's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on such Obligor's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Obligors irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

     6.22 MATERIAL ADVERSE CONTRACTS.  No Obligor will become or be a party to
          --------------------------
any contract or agreement which has a materially adverse impact on that Obligor's ability to perform under this Agreement or any other agreement with Bank to which that Obligor is a party.

     6.23 RESTRICTIONS ON USE OF PROCEEDS.  No Obligor will carry or purchase
          -------------------------------
with the proceeds of the Line or the Term Loan any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

     6.24 SUBORDINATED INDEBTEDNESS.  Obligors will not make payments on account
          -------------------------
of any Subordinated Indebtedness, except in accordance with the terms and conditions of the applicable Subordination Agreement or other documents between Borrower and the respective creditors and delivered to and approved by Bank.

     6.25 LIFE INSURANCE.  Obligors will cause to be maintained the life
          --------------
insurance coverage required under SECTION 4.3 and will deliver to Bank evidence
                                  -----------
of such coverage showing all premiums
paid for the subsequent 12-month period at least thirty (30) days prior to the expiration of such insurance policy.

     6.26 APPRAISALS.  Obligors shall, on demand, reimburse Bank for all costs
          ----------
and expenses incurred by Bank in connection with the appraisals for the Mortgaged Properties, which appraisals shall be in form, content and performed by an appraiser satisfactory to Bank. Bank estimates that the cost of each such appraisal shall not exceed $2,500.00. Provided that no Event of Default shall have occurred, Bank shall not require more than one (1) appraisal for each Mortgaged Property during any year.

     6.27 NEW FACILITIES.  During any fiscal year, Obligors shall not establish
          --------------
more than three (3) newly constructed educational facilities which they, or any of them, will own or which will otherwise appear as an asset on any Obligor's balance sheet ("OWNED FACILITIES"). Notwithstanding the foregoing, if any Obligor enters into an agreement whereby a third party agrees to build and lease to such Obligor five (5) or more newly constructed educational facilities during any fiscal year, Obligors shall not be permitted to establish more than two (2) Owned Facilities during such fiscal year. For the purposes of this SECTION
                                                                    -------
6.27, the facilities owned by Bluegrass Real Estate Company in Audubon, Pennsylvania and Nobel in Folsom, California shall not be considered Owned Facilities.

     6.28 CERTAIN PAYMENTS UNDER THE PURCHASE AGREEMENT.  Obligors shall not
          ---------------------------------------------
make any payments to Educo pursuant to SECTION 11.5 of the Purchase Agreement
                                       ------------
without the prior written consent of Bank, which consent Bank may withhold in its absolute discretion; provided, however, Bank's consent to such payments
                         --------  -------
shall not be required if such payments (a) are made with funds generated by Obligors' operations or obtained from equity infusions or other borrowed money (the repayment of which shall be subordinated to all Bank Indebtedness on terms and conditions satisfactory to Bank), (b) aggregate less than $250,000.00 in any fiscal year, and (c) are not made with proceeds advanced by Bank under the Line.

     6.29 CREDITORS UNDER SUBORDINATION AGREEMENTS.  In the event any creditor
          ----------------------------------------
of any or all of the Obligors in connection with any of the Subordinated Indebtedness fails to comply with the terms of the respective subordination agreement in connection with such Subordinated Indebtedness, Obligors shall cause such creditor to comply with such terms as soon as possible but in any event within forty (40) days after Obligors, or any of them, become aware of a breach by any such creditor thereunder.

7.   FINANCIAL COVENANTS.  Except with the prior written consent of Bank,
     -------------------
Obligors will comply with the following:

     7.1  ADJUSTED TANGIBLE NET WORTH.  Obligors and Rocking Horse One, Inc.
          ---------------------------
("ROCKING HORSE") will maintain on a consolidated basis Adjusted Tangible Net Worth of not less than (i) Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00) as of the date of Closing and at all times thereafter through December 30, 1995; (ii) Five Million Three Hundred Thousand Dollars ($5,300,000.00) as of December 31, 1995 and at all times thereafter through December 30, 1996; (iii) Five Million Seven Hundred Thousand Dollars ($5,700,000.00) as of December 31, 1996 and
at all times thereafter through December 30, 1997; (iv) Six Million Nine Hundred Thousand Dollars ($6,900,000.00) as of December 31, 1997 and at all times thereafter through December 30, 1998; (v) Eight Million Two Hundred Thousand Dollars ($8,200,000.00) as of December 31, 1998 and at all times thereafter through December 30, 1999; and (vi) Nine Million Five Hundred Thousand Dollars ($9,500,000.00) as of December 31, 1999 and at all times thereafter. The foregoing covenant shall be tested by Bank on a quarterly basis.

     7.2  ADJUSTED DEBT TO ADJUSTED TANGIBLE NET WORTH.  Obligors and Rocking
          --------------------------------------------
Horse will maintain on a consolidated basis a ratio of Adjusted Debt to Adjusted Tangible Net Worth of not more than (i) 4.5 to 1.0 as of the date of Closing and at all times thereafter through December 30, 1995; (ii) 3.75 to 1.0 as of December 31, 1995 and at all times thereafter through December 30, 1996; (iii)
3.25 to 1.0 as of December 31, 1996 and at all times thereafter through December 30, 1997; (iv) 2.75 to 1.0 as of December 31, 1997 and at all times thereafter through December 30, 1998; (v) 2.25 to 1.0 as of December 31, 1998 and at all times thereafter through December 30, 1999; and (vi) 1.85 to 1.0 as of December 31, 1999 and at all times thereafter. The foregoing covenant shall be tested by Bank on a quarterly basis.

     7.3  CURRENT RATIO.  Obligors and Rocking Horse will maintain on a
          -------------
consolidated basis a ratio of Current Assets to Current Liabilities of not less than (i) .42 to 1.0 as of December 31, 1995 and at all times thereafter through December 30, 1996; (ii) .48 to 1.0 as of December 31, 1996 and at all times thereafter through December 30, 1997; and (iii) .55 to 1.0 as of December 31,
1997 and at all times thereafter.   The foregoing covenant shall be tested by
Bank on a quarterly basis.

     7.4  DEBT SERVICE COVERAGE RATIO.  Obligors and Rocking Horse will maintain
          ---------------------------
on a consolidated and rolling twelve (12) month basis a Debt Service Coverage Ratio of not less than 1.5 to 1.0 as of the date of Closing and as of each calendar quarter thereafter.

     7.5  CHANGES TO FINANCIAL COVENANTS.  The Bank may condition extension of
          ------------------------------
the Line after the Contract Period upon revision of the foregoing financial covenants, including without limitation revisions for periods after September 1, 1998, as Bank in its sole discretion may require.

     7.6  ROCKING HORSE ONE, INC.  Obligors' compliance with the financial
          ----------------------
covenants in this ARTICLE 7 shall be determined on a consolidated basis for
                  ---------
Obligors and Rocking Horse. Bank has the right, in its sole discretion, in determining compliance with the financial covenants in this ARTICLE 7, to
                                                            ---------
exclude that portion of cash flow, profitability or value attributable to Rocking Horse which is in amounts substantially in excess of the cash flow, profitability or value attributable to Rocking Horse, as of the date hereof.

     7.7  ACQUISITIONS. In the event Bank consents to an acquisition by
          ------------
Obligors, or any of them, and such acquisition would result in the failure by Obligors to comply with any of the financial covenants in this ARTICLE 7, Bank
                                                               ---------
agrees that as part of such consent, Bank will amend such covenant or covenants so that Obligors will be in compliance therewith after giving effect to such acquisition.

8.   ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.  Obligors will
     ----------------------------------------------------
maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Obligors will deliver to Bank the following:

     8.1  ANNUAL STATEMENTS.  As soon as available and in any event within
          -----------------
ninety (90) days after the end of each fiscal year of Obligors:

          (A) the audited consolidated and consolidating income and retained earnings statements of Obligors and their Subsidiaries for such fiscal year,

          (B) the audited consolidated and consolidating balance sheet of Obligors and their Subsidiaries as at the end of such fiscal year, and

          (C) the audited consolidated and consolidating statement of cash flow of Obligors and their Subsidiaries for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion.

     8.2  PROJECTIONS AND CASH FLOW.  As soon as available and in any event
          -------------------------
prior to December 15 of each fiscal year of Obligors, projections and cash flows on a month-by-month basis for the next succeeding twelve (12) months, prepared by the controller or chief financial officer of Obligors. Obligors have furnished to Bank initial projections dated as of the date hereof and attached hereto as SCHEDULE 8.2 containing the information required by this SECTION 8.2.
          ------------                                             -----------
Obligors represent and covenant that (a) the initial projections attached hereto have been and all projections required by this SECTION 8.2 shall be prepared by
                                               -----------
the controller or chief financial officer of Obligors and represent, and in the future shall represent, the best available good faith estimate of Obligors regarding the course of Obligors' business for the periods covered thereby; (b) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (c) Obligors know of no reason why Obligors should not be able to achieve the performance levels set forth in the initial projections and Obligors shall have no knowledge at the time of delivery of future projections of any reason why Obligors shall not be able to meet the performance levels set forth in said projections; and (d) Obligors has sufficient capital as may be required for its ongoing business and to pay its existing and anticipated debts as they mature.

     8.3  QUARTERLY STATEMENTS.  As soon as available and in any event within
          --------------------
forty-five (45) days after the close of each fiscal quarter of Obligors:

          (A) the consolidated and consolidating income and retained earnings statements of Obligors and their Subsidiaries for such quarter,

          (B) the consolidated and consolidating balance sheet of Obligors and their Subsidiaries as of the end of such quarter, and

          (C) the consolidated and consolidating statement of cash flow of Obligors and their Subsidiaries for such quarter,

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments and certified by the controller or chief financial officer of Obligors to be accurate and to have been prepared in accordance with GAAP.

     8.4  10K AND 10Q STATEMENTS.  Copies of Nobel's 10K and 10Q statements
          ----------------------
filed with the Securities Exchange Commission contemporaneously with the filing of such statements.

     8.5  REAL ESTATE TAX RECEIPTS.  As soon as available, copies of receipts
          ------------------------
evidencing payment of all real estate taxes due on the Mortgages Properties.

     8.6  AUDIT REPORTS.  Promptly upon receipt thereof, one copy of each other
          -------------
report submitted to any Obligor by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of any Obligor.

     8.7  REPORTS TO GOVERNMENTAL AGENCIES AND OTHER CREDITORS.  With reasonable
          ----------------------------------------------------
promptness, copies of all such material financial reports, statements and, upon request of Bank, returns which any Obligor shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any material report or statement delivered by any Obligor to any supplier or other creditor in connection with any payment restructuring.

     8.8  REQUESTED INFORMATION.  With reasonable promptness, all such other
          ---------------------
data and information in respect of the condition, operation and affairs of any Obligor as Bank may reasonably request from time to time.

     8.9  COMPLIANCE CERTIFICATES.  Within the period provided in SECTIONS 8.1
          -----------------------                                 ------------
AND 8.3 above, a certificate of the controller or chief financial officer of
-------
Obligors: (a) stating that Obligors have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Obligors were operating in compliance with the financial covenants in SECTION 7
                                                                      ---------
of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of EXHIBIT "C". attached
                                                           ------------
hereto.

     8.10 ACCOUNTANT'S CERTIFICATE.  Within the period provided in SECTION 8.1,
          ------------------------                                 -----------
a report of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that they have reviewed the terms of this Agreement and that in making the examinations necessary to their certification mentioned in SECTION 8.1, they have reviewed
                                              -----------
the
accounts and condition of Obligors during the accounting period covered by their certificate and that such review did not disclose the existence of any failure by Obligors to comply with the financial covenants set forth in SECTION 7 above.
                                                                ---------

9.   ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.
     -------------------------------------------

     9.1  REPRESENTATIONS.  Obligors represent to Bank as follows:  (a) the
          ---------------
Environmental Affiliates are in compliance with all Environmental Requirements and Obligors have no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) except as set forth on SCHEDULE
                                                                       --------
9.1 hereof, no Environmental Affiliate has treated, stored, transported, handled
---
or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

     9.2  REAL PROPERTY.  Obligors represent and warrant to Bank that there are
          -------------
no Special Materials presently located on or, to the best of its knowledge, near any real property owned, leased or operated by any Environmental Affiliate (collectively, "REAL PROPERTY") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Obligors represent to Bank that Obligors are not now using the Real Property nor, to the best of Obligors' knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of any Obligor's knowledge, have they ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

     9.3  COVENANT REGARDING COMPLIANCE.  Obligors shall take or cause all
          -----------------------------
Environmental Affiliates to take, at Obligors' and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Obligors and all sums so advanced or paid shall become a part of the Bank Indebtedness.

     The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who they reasonably believe operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

     9.4  NOTICES.  In the event any Obligor becomes aware of any past, present
          -------
or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, such Obligor will promptly give Bank notice thereof, together with a written statement of an officer of such Obligor setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

     9.5  INDEMNITY.  Obligors agree to indemnify, defend and hold harmless
          ---------
Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by any Obligor or any of their Subsidiaries, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of any Obligor or any of their Subsidiaries at any third party owned site, (c) any claim against any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by any Obligor of any representation or covenant in this SECTION 9.
                                   ---------

     9.6  TESTING.  Bank shall have the right from time to time to designate
          -------
such persons ("ENVIRONMENTAL CONSULTANTS") as Bank may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to the Bank. Obligors will permit, and will cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all Environmental Requirements. Obligors will supply, and will cause all Environmental Affiliates to supply, Bank or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Bank or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.

     Provided that an Event of Default has occurred or Bank has a good faith belief that any Environmental Affiliate has failed to comply with all Environmental Requirements, the cost of such visits, inspections, examination and tests shall be borne by the Obligors. In the event Bank pays such costs, such sums shall be at once repayable by Obligors and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, the Bank shall have no obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements.

     9.7  SURVIVAL.  The representations and covenants of Obligors contained in
          --------
this SECTION 9, including without limitation the indemnification obligation of
     ---------
Obligors, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.


10.  CONDITIONS OF CLOSING.  The obligation of Bank to make available the Line
     ---------------------
and the Term Loan is subject to the performance by Obligors of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

     10.1 LOAN DOCUMENTS.  Obligors and all other required persons and entities
          --------------
will have executed and delivered to Bank the Loan Documents.

     10.2 REPRESENTATIONS AND WARRANTIES.  All representations and warranties
          ------------------------------
of Obligors set forth in the Loan Documents will be true at and as of the date hereof.

     10.3 NO DEFAULT.  No condition or event shall exist or have occurred which
          ----------
would constitute an Event of Default (or would, upon the giving of notice or the passage of time or both, constitute an Event of Default).

     10.4 PROCEEDINGS AND DOCUMENTS.  All proceedings taken by Obligors in
          -------------------------
connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each Obligor shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of that Obligor by an officer of that Obligor, certifying
(a) true copies of the Articles of Incorporation and bylaws of that Obligor in effect on such date, (b) true copies of all corporate actions taken by that Obligor relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of that Obligor authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

     10.5 DELIVERY OF OTHER DOCUMENTS.  The following documents shall have been
          ---------------------------
delivered by or on behalf of Obligors to Bank:

          (A)  GOOD STANDING AND TAX LIEN CERTIFICATES.  A good standing
               ---------------------------------------
certificate of the applicable governmental authority certifying to the good standing and corporate status of each Obligor, good standing/foreign qualification certificates from all other jurisdictions in which each

Obligor is required to be qualified to do business, and tax lien certificates for each Obligor from each jurisdiction in which such Obligor is required to be qualified to do business.

          (B)  AUTHORIZATION DOCUMENTS.  Evidence of authorization of each
               -----------------------
Obligor's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

          (C)  INSURANCE.  Evidence of the insurance coverage required under
               ---------
SECTION 6.12.
------------

          (D)  OPINION OF COUNSEL.  An opinion of counsel for Obligors in form
               ------------------
and content satisfactory to Bank.

          (E)  LIFE INSURANCE.  Evidence of the life insurance coverage and the
               --------------
assignment thereof as required under SECTION 4.3.
                                     -----------

          (F)  LIEN SEARCH.  Copies of record searches (including UCC searches
               -----------
and judgments, suits, tax and other lien searches) confirming that Bank has a first priority security interest in the Collateral, except as otherwise provided in this Agreement, acceptable to Bank.

          (G)  LICENSES AND APPROVALS.  Copies of all licenses, approvals,
               ----------------------
consents, authorizations and filings of Obligors, required or necessary for the operation by Obligors of their business.

          (H)  SUBORDINATION AGREEMENTS.  Subordination Agreements or
               ------------------------
subordination provisions in other documents satisfactory to Bank from all holders of existing Subordinated Debt.

          (I)  OTHER DOCUMENTS.  Such other documents as may be required to be
               ---------------
submitted to Bank by the terms hereof or of any Loan Document.

11.  CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES.  Subsequent advances under the
     -----------------------------------------
Line and the Term Loan shall be conditioned upon the following conditions and each request by Obligors for an advance shall constitute a representation by Obligors to Bank that each condition has been met or satisfied:

     11.1 REPRESENTATIONS AND WARRANTIES.  All representations and warranties
          ------------------------------
of Obligors contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Obligors that such representations and warranties are then true, or to the extent any such representations or warranties are not true as of the date of such advance, the events which render any such representations or warranties untrue were either permitted under the terms of the Loan Documents or have been disclosed to and consented to by Bank in writing prior to such advance being made.

     11.2 NO DEFAULT.  No condition or event shall exist or have occurred at or
          ----------
as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

     11.3  OTHER REQUIREMENTS.  Bank shall have received all certificates,
           ------------------
authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

12.  DEFAULT AND REMEDIES.
     --------------------

     12.1  EVENTS OF DEFAULT.  The occurrence of any one or more of the
           -----------------
following events shall constitute an Event or Events of Default hereunder:

          (A) The failure of Ob ligors to pay any amount of principal or interest on the Line Note, or the Term Note, or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise and such failure continues unremedied for a period of three (3) days after notice from Bank to Obligors of such failure;

         (B) The failure of any Obligor to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Documents not otherwise specifically constituting an Event of Default under this SECTION 12.1 and such failure continues unremedied for a period of twenty
     ------------
(20) days after the earlier of (i) notice from Bank to Obligors of the existence of such failure, or (ii) any officer of an Obligor knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of any of the financial covenants in SECTION 7, or was wilfully caused or permitted by such Obligor, Obligors
   ---------
shall not be entitled to any notice or grace hereunder;

          (C) The failure of any Obligor to pay any Indebtedness for borrowed money due to any third Person with an original principal balance in excess of $50,000.00 or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding such Obligor after the expiration of any notice and/or grace periods permitted in such documents;

          (D) The failure of any Obligor to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

          (E) The adjudication of any Obligor as a bankrupt or insolvent, or the entry of an Order for Relief of any Obligor or the entry of an order appointing a receiver or trustee for any Obligor of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

          (F) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within forty-five (45) days, provided that during such forty-five (45) day period Bank shall have no obligation to make any advances under the Line) against any Obligor or any Obligor makes an assignment for the benefit of creditors, or any Obligor takes any action to authorize any of the foregoing;

          (G) The suspension of the operation of any material portion of Obligors' present business, or any Obligor becoming unable to meet its debts as they mature, or the admission in writing by any Obligor to such effect, or any Obligor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure; provided that the suspension of any of the operations listed on SCHEDULE 12.1(G) attached hereto shall not be an Event of
                     ----------------
Default;

          (H) All or any part of the Collateral or the assets of any Obligor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

          (I) The entry of a final judgment for the payment of money against any Obligor which, within ten (10) days after notice of such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

          (J) Any representation or warranty of any Obligor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Obligor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

          (K) Except as permitted under this Agreement, any Obligor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated, except for those involving Imagine Educational Products, Inc. or Rocking Horse Management Corporation, provided Obligors shall give Bank thirty (30) days prior written notice of such event;

          (L) Any Obligor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts such Obligor from conducting all or any material part of its business for a period of twenty (20) consecutive days;

          (M) A breach by any Obligor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between such Obligor and any other Person as a result of which any enforcement or termination action is taken by such other Person;

          (N) A material and adverse change occurs in any Obligor's operations, management or financial condition of the Obligors on a consolidated basis or in the value of the Collateral;

          (O) Any material uninsured damage to, or loss, theft, or destruction of, any material portion of the Collateral occurs;

          (P) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any material number of the facilities of Obligors for more than thirty (30) consecutive days;

          (Q) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Obligor, which loss, suspension, revocation or failure to renew is not remedied within thirty (30) days from the date of such loss, suspension, revocation or failure and has a material adverse effect on the business profits, assets or financial condition of Obligors in the aggregate;

          (R) Any projection delivered to Bank pursuant hereto indicates that an Event of Default will occur, unless (i) Bank agrees within twenty (20) days from the date of delivery of such projections to amend those provisions which such projections indicate will not be complied with, or (ii) in the event such projections give effect to an acquisition not consented to by Bank, Obligors deliver revised projections to Bank which do not give effect to such acquisition and which do not otherwise indicate that an Event of Default will occur;

          (S) Any breach by any Obligor of its obligations under any subordination agreement now or hereafter executed in favor of Bank; or

          (T) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Obligor; any stockholder of any Obligor (other than a stockholder of Nobel) or any Obligor denies that it has any or any further liability or obligation hereunder or thereunder.

     12.2 REMEDIES.  At the option of the Bank, upon the occurrence of an Event
          --------
of Default, or at any time thereafter:

          (A) The entire unpaid principal of the Line, the Term Loan, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Obligors to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

          (B) The Line will immediately terminate and the Borrower will receive no further extensions of credit thereunder;

          (C) Bank may increase the interest rate on the Line and the Term Loan to the applicable default rate set forth herein;

          (D) Bank may enter the premises occupied by any Obligor and take possession of the Collateral and any records relating thereto; and/or

          (E) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

     If an Event of Default occurs under SECTION 12.1(E) or (F), all Bank
                                         ---------------    ---
Indebtedness shall become immediately due and payable.

     12.3 SALE OR OTHER DISPOSITION OF COLLATERAL.  The sale, lease or other
          ---------------------------------------
disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on any Obligor's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrower's expense, pending sale or other disposition of the Collateral. Obligors, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on any Obligor's premises, at Obligors' expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, or sent by overnight mail, postage prepaid and duly addressed to Borrower at the address specified in SECTION 13.1 below, at least five (5) Business Days prior to such
             ------------
proposed action if sent by overnight mail or ten (10) Business Days prior to such proposed action if sent by regular mail, shall constitute fair and reasonable notice to Obligors of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Obligors for any surplus realized upon such sale or other disposition, and Obligors shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Obligors agree that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, after an Event of Default, without charge, any Obligor's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and any Obligors' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshall any assets in favor of any Obligor or any other party or against or in payment of any or all of the Bank Indebtedness.

     12.4 ACTIONS WITH RESPECT TO ACCOUNTS.  Obligors hereby irrevocably make,
          --------------------------------
constitute and appoint Bank (and any of Bank's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, (which with respect to (B) through (H) below shall only be taken after
                                ---         ---
the occurrence of an Event of Default) in its name or the name of Bank, as Bank may determine, without notice to Obligors and at Obligors' expense:

          (A) Verify the validity and amount of or any other matter relating to the Collateral or Mortgaged Property by mail, telephone, telecopy or otherwise; provided that prior to the occurrence of an Event of Default,Bank will not contact individuals concerning amounts due from such individuals to Obligors;

          (B) Notify all account debtors that Obligors' accounts have been assigned to Bank and that Bank has a security interest therein;

          (C) Direct all account debtors to make payment of all Obligors' accounts directly to Bank and forward invoices directly to such account debtors;

          (D) Take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

          (E) Notify the United States Postal Service to change the address for delivery of mail addressed to Obligors to such address as Bank may designate;

          (F) Have access to any lockbox or postal boxes into which Borrower's mail is deposited and receive, open and dispose of all mail addressed to Obligors; provided that Bank shall turn over to Obligors all mail not related to the Collateral or any Obligor's operations;

          (G) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

          (H) Enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

               (I) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Bank;

               (II) Receive and collect all monies due or to become due to Obligors;

               (III) Exercise all of Obligors' rights and remedies with respect to the collection of accounts;

               (IV) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

               (V) Sell or assign the accounts on such terms, for such amount and at such times as Bank deems advisable;

               (VI) Prepare, file and sign Obligors's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

               (VII) Prepare, file and sign Obligors's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

               (VIII) Endorse the name of Obligors upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

               (IX) Sign the name of Obligors to verifications of accounts and notices thereof sent by account debtors to Obligors; or

               (X) Take all other actions necessary or desirable to protect Obligors' or Bank's interest in the accounts.

Obligors ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Obligors agree to assist the Bank in the collection and enforcement of their accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

     12.5 SET-OFF.  Without limiting the rights of Bank under applicable law,
          -------
Bank has and may exercise a right of set-off, a lien against and a security interest in all property of any Obligor now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of any Obligor against any or all of the Bank Indebtedness and each Obligor's respective obligations under the Loan Documents.

     12.6 DELAY OR OMISSION NOT WAIVER.  Neither the failure nor any delay on
          ----------------------------
the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and any Obligor shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of such Obligor.

     12.7 REMEDIES CUMULATIVE; CONSENTS.  The rights, remedies, powers and
          -----------------------------
privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.

     12.8 CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES.  Obligors agree to pay
          ----------------------------------------------
on demand all costs and expenses of Bank, including without limitation:

          (A) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

          (B) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

          (C) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

     In the event any Obligor shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Obligors on demand and shall constitute part of the Bank Indebtedness. Bank will use its best efforts to give Obligors notice of any such expenditures by Bank, provided that Bank's failure to give Obligors such notice will not effect or impair Bank's rights or Obligors' obligations under this Agreement.

     With respect to any amount required to be paid by Obligors under this Section, in the event Obligors fail to pay such amount on demand, Obligors shall also pay to Bank interest thereon at the highest default rate set forth in

SECTION 2.12 above.  Obligors' obligations under this Section shall survive
------------
termination of this Agreement.

     12.9  TIME IS OF THE ESSENCE.  Time is of the essence in Obligors'
           -----------------------
performance of their obligations under the Loan Documents.

     12.10 ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT PROVISIONS.  OBLIGORS
           ----------------------------------------------------
ACKNOWLEDGE AND AGREE THAT THE NOTES AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST OBLIGORS. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND

HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY BANK UNDER THE NOTES AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, OBLIGORS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO BANK ENTERING JUDGMENT AGAINST OBLIGORS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT OBLIGORS' LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

13.  COMMUNICATIONS AND NOTICES.
     --------------------------

     13.1 COMMUNICATIONS AND NOTICES.  All notices, requests and other
          --------------------------
communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

     To Obligors:

                   c/o Nobel Education Dynamics, Inc.
                   Rose Tree Corporate Center II
                   1400 North Providence Road, Suite 3055
                   Media, PA  19063
                   Attention:  A. J. Clegg, Chief Executive Officer

     With a copy to:

                   Drinker Biddle & Reath
                   Suite 300, 1000 Westlakes Drive
                   Berwyn, PA  19312-2409
                   Attention:  Robert H. Strouse, Esquire

     To Bank:

                   First Valley Bank
                   300 Berwyn Park, Suite 211
                   Berwyn, PA  19312
                   Attention:  Stephen P. Keiser, Assistant Vice President

     With a copy to:

                   LESSER & KAPLIN, P.C.
                   350 Sentry Parkway, Building 640
                   Blue Bell, Pennsylvania  19422
                   Attention:  Richard M. Zucker, Esquire

14.  DEFINITIONS.  The following words and phrases as used in capitalized form
     -----------
in this Agreement, whether in the singular or plural, shall have the meanings indicated:

     14.1  "ACCOUNTING TERMS".  As used in this Agreement, or any certificate,
           ------------------
report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

     14.2  "ADJUSTED DEBT" means, at any time, the (a) Indebtedness of Obligors,
           ---------------
minus (b) outstanding principal amount of the Subordinated Indebtedness.

     14.3  "ADJUSTED EBIT" for any period, means earnings of a Person for such
           ---------------
period, plus the aggregate amounts deducted in determining such earnings in respect of (a) interest paid on Indebtedness of such Person for such period, and
(b) income taxes for such period, each determined in accordance with GAAP, subject to such adjustments determined by Obligors in accordance with their normal practice and satisfactory to Bank in Bank's reasonable discretion.

     14.4  "ADJUSTED TANGIBLE NET WORTH" means, at any time (a) Obligors'
           -----------------------------
Tangible Net Worth, plus (b) the outstanding principal amount of the Subordinated Indebtedness, all as determined in accordance with GAAP.

     14.5  "AFFILIATE", as to any Person, means each other Person that directly
           -----------
or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

     14.6  "BANK INDEBTEDNESS" shall mean all obligations and Indebtedness of
           -------------------
each Obligor to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of any Obligor by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of any Obligor to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Obligor with Bank, including, without limitation, all obligations of any Obligor to Bank under any guaranty or surety agreement and all obligations of any Obligor to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

     14.7  "BASE RATE" means the floating rate of interest that is designated
           -----------
from time to time by Bank or its successor or survivor in the event of a bank merger as its Base Rate. The Base Rate of Bank is used merely as a pricing index and is not and should not be deemed to represent the lowest or best rate available to a borrower.

     14.8  "BUSINESS DAY" means any day except a Saturday, Sunday or other day
           --------------
on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

     14.9  "CAPITALIZED LEASES" means all lease obligations which have been or
           --------------------
should be, in accordance with GAAP, capitalized on the books of the lessee.

     14.10 "CAPITALIZED LEASE OBLIGATIONS" means all amounts payable with
           -------------------------------
respect to a Capitalized Lease.

     14.11 "CASH FLOW" for any period, means the sum of Obligors' (a) EBIT,
           -----------
plus (b) depreciation and amortization expenses and all other non-cash charges which were deducted in determining EBIT, all determined in accordance with GAAP.

     14.12 "CORPORATION" means a corporation, partnership, trust,
           -------------
unincorporated organization, association or joint stock company.

     14.13 "CURRENT ASSETS" at a particular date means the aggregate amount of
           ----------------
all assets of Obligors which would be classified as current assets on a balance sheet at such date, in accordance with GAAP.

     14.14 "CURRENT LIABILITIES" at a particular date means the liabilities
           ---------------------
(including tax and other proper accruals) of Obligors which would be included as current liabilities on a balance sheet of Obligors at such date, in accordance with GAAP.

     14.15 "DEBT SERVICE COVERAGE RATIO" shall mean, for any period, the ratio
           ----------------------------
of (a) the consolidated Net Income of Obligors, plus depreciation, amortization and all other non-cash charges, to (b) the current maturities of Obligors' consolidated long-term Indebtedness for such period.

     14.16 "ENVIRONMENTAL AFFILIATE" means each Obligor and any other Person
           -------------------------
for whom such Obligor at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of such Obligor or such Person to comply with all applicable Environmental Requirements.

     14.17 "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed
           ----------------------------
or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

     14.18 "ENVIRONMENTAL REQUIREMENTS" means any and all applicable federal,
           ----------------------------
state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials,

(iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

     14.19 "EVENT OF DEFAULT" means each of the events specified in SECTION
           ------------------                                       -------
12.1.
----

     14.20 "FIXED RATE" shall mean a fixed per annum rate of interest equal to
           ------------
eight and one-half percent (8 1/2%).

     14.21 "FIXED RATE NOTIFICATION" shall mean a written notice provided to
           -------------------------
Bank requesting that Bank quote a Fixed Rate, which must be provided to Bank on a Business Day which is at least two (2) Business Days prior to the date on which such rate is requested to take effect, specifying:

          (a)  the principal amount which is to accrue interest at such rate;

          (b)  the date on which such rate is to take effect; and

          (c) whether such principal amount is a new advance or a conversion from another interest rate.

     14.22 "FLOATING RATE" shall mean a definite and certain but variable per
           ---------------
annum rate of interest equal to the Base Rate of Bank in effect from time to time (such rate to change immediately upon any change in the Base Rate), plus or minus the applicable Floating Rate Margin.

     14.23 "FLOATING RATE MARGIN" shall initially mean three-quarters of one
           ----------------------
percent (3/4%). The Floating Rate Margin shall change on a quarterly basis based on the ratio of Borrower's Adjusted Debt to Adjusted Tangible Net Worth as of the end of each fiscal quarter commencing with Borrower's fiscal quarter ending June 30, 1995, and effective upon receipt, review and approval of Borrower's financial statements for each such fiscal quarter, as follows:

      Ratio of Adjusted Debt to
     Adjusted Tangible Net Worth                     Floating Rate Margin
     ---------------------------                     --------------------
       greater than 3.0 to 1.0                               3/4%

              3.0 to 1.0                                     1/2%

              2.5 to 1.0                                     1/4%

              2.0 to 1.0                                       0

              1.5 to 1.0                                    -1/4%

              1.0 to 1.0                                    -1/2%

     14.24 "FLOATING RATE NOTIFICATION" shall mean a written notice requesting
         ----------------------------
the Floating Rate, which must be provided to Bank on a Business Day which is at least two (2) Business Days prior to the date on which such rate is requested to take effect, specifying:

          (A)  the principal amount which is to accrue interest at such rate;
and

          (B)  the date on which such rate is to take effect.

     14.25 "GAAP" means generally accepted accounting principles in the United
           ------
States of America, in effect from time to time, consistently applied and maintained.

     14.26 "GOOD BUSINESS DAY" shall mean any day on which banks in
           -------------------
Pennsylvania and London, England are open for business.

     14.27 "INDEBTEDNESS", as applied to a Person, means:
           --------------

          (A) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

          (B) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

          (C) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

     Notwithstanding the foregoing, the obligations of Nobel under (i) the guaranty agreement described in SECTION 6.4 above and (ii) those certain leases
                                -----------
described on SCHEDULE 14.27 attached hereto shall not be included in determining
             --------------
the Indebtedness of Obligors.

     14.28 "INTEREST EXPENSE" means, for any period, the amount of interest
           ------------------
paid on Indebtedness by Obligors for such period, determined in accordance with GAAP.

     14.29 "LIBOR RATE" shall mean for any proposed or existing portion of the
           ------------
Line or the Term Loan, that rate of interest for the applicable Rate Period which is determined by Bank to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (a) the rate of interest estimated in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive) to the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank marked at approximately 11:00 a.m., London time, two (2) Good Business Days prior to the first day of such Rate Period in amounts comparable to such portion (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and have maturities comparable to such Rate Period, by (b) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage for such day.

     14.30 "LIBOR RATE MARGIN" shall initially mean 275 basis points.  The
           -------------------
LIBOR Rate Margin shall change on a quarterly basis based on the ratio of Borrower's Adjusted Debt to Adjusted Tangible Net Worth as of the end of each fiscal quarter of Borrower commencing with Borrower's fiscal quarter ending June 30, 1995, and effect upon receipt, review and approval of Borrower's financial statements for each such fiscal quarter as follows:

      Ratio of Adjusted Debt to
     Adjusted Tangible Net Worth                       LIBOR Rate Margin
     ---------------------------                       -----------------
       greater than 3.0 to 1.0                          275 basis points

              3.0 to 1.0                                250 basis points

              2.5 to 1.0                                225 basis points

              2.0 to 1.0                                200 basis points

              1.5 to 1.0                                175 basis points

              1.0 to 1.0                                150 basis points

     14.31 "LIBOR RATE NOTIFICATION" shall mean an irrevocable written notice
           -------------------------
requesting the Line LIBOR Rate or the Term LIBOR Rate, which must be provided to Bank prior to 2:00 p.m. Philadelphia time on a Business Day which is at least two (2) Good Business Days prior to the date on which such rate is requested to take effect, specifying:

          (a)  the principal amount which is to accrue interest at such rate;

          (b)  the date on which such rate is to take effect; and

          (c) whether such principal amount is a new advance, a conversion from another interest rate or a renewal of another interest rate.

     14.32 "LIBOR RATE RESERVE PERCENTAGE" for any day shall mean the
           -------------------------------
percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by Bank (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the federal reserve system with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Rate Reserve Percentage.

     14.33 "LINE LIBOR RATE" shall mean the LIBOR Rate for a one (1), two (2)
           -----------------
or three (3) month Rate Period, as applicable, plus the applicable LIBOR Rate Margin.

     14.34 "LOAN DOCUMENTS" means this Agreement, the Line Note, Term Note,
           ----------------
Surety Agreement, Subordination Agreements and all other documents, executed or delivered by any Obligor pursuant to this Agreement, as they may be amended from time to time.

     14.35 "NET INCOME" means income (or loss) of Obligors after income and
           ------------
franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains or losses from the sale of capital assets, (b) net income of any Person (other than another Obligor) in which any Obligor or Rocking Horse has an ownership interest, unless received by such Obligor in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

     14.36 "PERMITTED ACQUISITIONS".  An acquisition by Obligors, or any of
           ------------------------
them, shall be a "PERMITTED ACQUISITION" only if all of the following criteria are met:

          (a) the assets of the entity being acquired are located solely in the United States of America;

          (b) that portion of the business being acquired is either an educational or day-care facility;

          (c) the acquisition price does not exceed the lesser of (i) an amount equal to six (6) times the Adjusted EBIT of the entity being acquired, or (ii) Two Million Five Hundred Thousand Dollars ($2,500,000.00);

          (d) for those acquisitions where the total purchase price exceeds One Million Dollars ($1,000,000.00), the cash portion paid on account of such purchase price does not exceed seventy percent (70%) of the total purchase price;

          (e) if the acquisition involves Obligors acquiring the stock of the entity being acquired, such entity shall merge into an Obligor with such Obligor being the surviving entity or, if not merged, such entity being acquired shall execute and deliver to Bank, in form and content satisfactory to Bank, an amendment to this Agreement and Allonges to each of the Notes pursuant to which such entity shall agree to be bound by the terms and conditions hereof and thereof;

          (f) such acquisition shall not result in any Indebtedness of any Obligor for borrowed money, other than Indebtedness incurred by such Obligor to finance the cost of such acquisition and permitted under SECTION 6.2 above,
                                                         -----------
which Indebtedness shall be subordinate to the Bank Indebtedness on terms and conditions satisfactory to Bank;

          (g) Obligors shall deliver to Bank at least fifteen (15) days prior to the date of closing such acquisition, a certificate stating that after the consolidation of the operations of Obligors and the acquired entity, Obligors shall continue to be in compliance with the terms and conditions of the Loan Documents for the next succeeding twelve (12) month period (or other period designated by Bank), together with copies of Obligors' projections for such twelve (12) month period (or other period designated by Bank) in form and content acceptable to Bank;

          (h) Obligors shall deliver to Bank at least thirty (30) days written notice prior to the date of closing such acquisition, which notice shall be accompanied by copies of all acquisition documents and a summary of the terms of such acquisition; and

          (i) Obligors shall deliver to Bank all mortgages, security agreements, financing statements, insurance, opinions of counsel and such other documents and information as Bank shall require in connection with the acquisition and the assets acquired in connection therewith.

     14.37 "PERSON" means an individual, a Corporation or a government or any
           --------
agency or subdivision thereof, or any other entity.

     14.38 "RATE PERIOD" shall mean for any portion of the Line or the Term
           -------------
Loan for which the Borrower elects the Line LIBOR Rate or the Term LIBOR Rate, the period of time for which such rate shall apply to such principal portions.

     14.39 "SPECIAL MATERIALS" means any and all materials which, under
           -------------------
Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

     14.40 "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Obligors, or
           ---------------------------
any of them, owed to Allied Capital Corporation, Allied Capital Corporation II, Allied Investment Corporation, Allied Investment Corporation II, Corydon, Pennsylvania Blue Shield and any seller in connection with a Permitted Acquisition or any renewal, refinance or other replacement of such Indebtedness, which Indebtedness must at all times be fully subordinated to all Bank Indebtedness on terms acceptable to Bank in its sole discretion.

     14.41 "SUBSIDIARY" means a Corporation (a) which is organized under the
           ------------
laws of the United States or any State thereof, or any other county or jurisdiction, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by any Obligor or one or more of its Subsidiaries.

     14.42 "TANGIBLE NET WORTH", as applied to Obligors means the remainder
           --------------------
after deducting from the sum of all assets (net of reserve for uncollectible accounts, depreciation, amortization, obsolescence and the like) properly appearing on a balance sheet of Obligors prepared in accordance with GAAP, the following:

          (A) all Indebtedness of Obligors other than Indebtedness elimination as an asset under SECTION 14.42(B)(VI) below; and
                  --------------------

          (B) to the extent reflected as an asset in such balance sheet, (i) the book amount of all assets which would be treated as intangibles under GAAP, including without limitation such items as organizational costs (as currently reflected on Obligors's financial statements), goodwill, trademarks, trade names, service marks, brand names, franchises, copyrights, patents, licenses, rights with respect to the foregoing, leasehold improvements and unamortized debt discount and expense, (ii) any write-up in the book value of any asset resulting from a re-evaluation thereof subsequent to the acquisition thereof (except write-ups to actual value specifically approved by Bank), (iii) the amount, if any, at which securities (other than Indebtedness in good standing) of any Person which is not readily marketable appear on the asset side of such balance sheet, (iv) the amount, if any, at which inventories appearing on the asset side of such balance sheet exceed the lower of cost or current market value thereof or the price at which such Person has agreed to sell such inventories or securities, (v) the book amount of any asset which is subject to pledge, lien, encumbrance or charge (including any escrow or similar deposit) to secure the payment of any obligation or indemnity to the extent that the amount of such obligation or indemnity does not constitute Indebtedness of Obligors or to the extent that the amount of such obligation or indemnity cannot be ascertained and (vi) loans and notes payable due to Obligors from Affiliates, directors or officers of Obligors.

     14.43 "TERM LIBOR RATE" shall mean the LIBOR Rate for a three (3) month
           -----------------
Rate Period, plus the applicable LIBOR Rate Margin.


15.  WAIVERS.
     -------

     15.1  WAIVERS.  IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN
           -------
DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, OBLIGORS WAIVE:

          (A)  ALL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH PROCEEDINGS;

          (B) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION,

OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION;

          (C) ALL RIGHTS TO INQUISITION ON ANY REAL ESTATE, WHICH REAL ESTATE MAY BE LEVIED UPON PURSUANT TO A JUDGMENT OBTAINED UNDER ANY OF THE LOAN DOCUMENTS AND SOLD UPON ANY WRIT OF EXECUTION ISSUED THEREON IN WHOLE OR IN PART, IN ANY ORDER DESIRED BY BANK;

          (D) PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NON-PAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE LOAN DOCUMENTS, INCLUDING THE NOTES;

          (E) ANY REQUIREMENT FOR BONDS, SECURITY OR SURETIES REQUIRED BY STATUTE, COURT RULE OR OTHERWISE;

          (F) ANY DEMAND FOR POSSESSION OF COLLATERAL PRIOR TO COMMENCEMENT OF ANY SUIT; AND

          (G) ALL RIGHTS TO CLAIM OR RECOVER ATTORNEY'S FEES AND COSTS IN THE EVENT THAT ANY OBLIGOR IS SUCCESSFUL IN ANY ACTION TO REMOVE, SUSPEND OR PREVENT THE ENFORCEMENT OF A JUDGMENT ENTERED BY CONFESSION.

     15.2  FORBEARANCE.  Bank may release, compromise, forbear with respect to,
           ------------
waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to any Obligor.

     15.3  LIMITATION ON LIABILITY.  Obligors shall be responsible for and Bank
           -----------------------
is hereby released from any claim or liability in connection with:

          (A)  Safekeeping any Collateral;

          (B)  Any loss or damage to any Collateral;

          (C)  Any diminution in value of the Collateral; or

          (D)  Any act or default of another Person.

     Bank shall only be liable for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Bank breaches its required standard of conduct, Obligors agree that Bank's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Obligor brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Obligors will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Obligor.

16.  SUBMISSION TO JURISDICTION.
     --------------------------

     16.1  SUBMISSION TO JURISDICTION.  Obligors hereby consent to the exclusive
           --------------------------
jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Obligors waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court
         --------------------
and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in SECTION 13.1. Nothing contained in this SECTION 16.1 shall
                     ------------                             ------------
affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Obligor or their property in the courts of any other jurisdiction.

17.  MISCELLANEOUS.
     -------------

     17.1  BROKERS.  The transaction contemplated hereunder was brought about
           -------
 and entered into by Bank and Obligors acting as principals and without any brokers, agents or finders being the effective procuring cause hereof, except for Legg Mason Wood Walker, Incorporated (the "BROKER"). Obligors represent to Bank that Obligors have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Bank by the Broker, any other broker, finder or agent or any other Person, Obligors agree to indemnify, defend and hold Bank harmless against any such claim, at Obligors' own cost and expense, including Bank's attorneys' fees. Obligors further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

     17.2  USE OF BANK'S NAME.  No Obligor shall use Bank's name or the name of
           ------------------
any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

     17.3  NO JOINT VENTURE.  Nothing contained herein is intended to permit or
           ----------------
authorize any Obligor to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in any Obligor.

     17.4  SURVIVAL.  All covenants, agreements, representations and warranties
           --------
made by Obligors in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Obligors. All statements contained in any certificate, statement or other document delivered by or on behalf of any Obligor pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Obligors.

     17.5  NO ASSIGNMENT BY OBLIGORS.  No Obligor may assign any of its rights
           -------------------------
hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Obligors as it presently exists.

     17.6  ASSIGNMENT OR SALE BY BANK.  Bank may sell, assign or participate all
           --------------------------
or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to any Obligor in its possession.

     17.7  BINDING EFFECT.  This Agreement and all rights and powers granted
           --------------
hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     17.8  SEVERABILITY.  The provisions of this Agreement and all other Loan
           -------------
Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     17.9  NO THIRD PARTY BENEFICIARIES.  The rights and benefits of this
           ----------------------------
Agreement and the Loan Documents shall not inure to the benefit of any third party.

     17.10 MODIFICATIONS.  No modification of this Agreement or any of the Loan
           -------------
Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     17.11 HOLIDAYS.  If the day provided herein for the payment of any amount
           --------
or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

     17.12 LAW GOVERNING.  This Agreement has been made, executed and delivered
           -------------
in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

     17.13 INTEGRATION.  The Loan Documents shall be construed as integrated
           -----------
and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

     17.14 EXHIBITS AND SCHEDULES.  All exhibits and schedules attached hereto
           ----------------------
are hereby made a part of this Agreement.

     17.15 HEADINGS.  The headings of the Articles, Sections, paragraphs and
           --------
clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     17.16 COUNTERPARTS.  This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     17.17 WAIVER OF RIGHT TO TRIAL BY JURY.  OBLIGORS AND BANK WAIVE ANY RIGHT
           --------------------------------
TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF OBLIGORS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. OBLIGORS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF OBLIGORS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. OBLIGORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

     17.18 JOINT AND SEVERAL.  The agreements, conditions, covenants and
           -----------------
provisions of this Agreement shall be the joint and several obligations of each Obligor.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             NOBEL EDUCATION DYNAMICS, INC.


                             By:     XXX
                                ------------------------------------------------
                             Name/Title:     XXX
                                        ----------------------------------------
(CORPORATE SEAL)
                             Attest:      XXX
                                    --------------------------------------------
                             Name/Title:    XXX
                                        ----------------------------------------

                      (SIGNATURES CONTINUED ON NEXT PAGE)

                   (SIGNATURES CONTINUED FROM PREVIOUS PAGE)

                             BLUEGRASS REAL ESTATE COMPANY, INC.


                             By:          XXX
                                 -----------------------------------------------
                             Name/Title:  XXX
                                        ----------------------------------------

(CORPORATE SEAL)
                             Attest:      XXX
                                    --------------------------------------------
                             Name/Title:   XXX
                                        ----------------------------------------


                             IMAGINE EDUCATIONAL PRODUCTS, INC.


                             By:         XXX
                                ------------------------------------------------
                             Name/Title:         XXX
                                        ----------------------------------------
(CORPORATE SEAL)
                             Attest:        XXX
                                    --------------------------------------------
                             Name/Title:    XXX
                                        ----------------------------------------


                             CHILDRENS PARK, INCORPORATED


                             By:        XXX
                                ------------------------------------------------
                             Name/Title:    XXX
                                        ----------------------------------------
(CORPORATE SEAL)
                             Attest:      XXX
                                    --------------------------------------------
                             Name/Title:        XXX
                                        ----------------------------------------


                             MERRYHILL SCHOOLS, INC.


                             By:        XXX
                                ------------------------------------------------
                             Name/Title:    XXX
                                        ----------------------------------------
(CORPORATE SEAL)
                             Attest:      XXX
                                    --------------------------------------------
                             Name/Title:        XXX
                                        ----------------------------------------



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                  (SIGNATURES CONTINUED FROM PRECEDING PAGE)


                             ROCKING HORSE MANAGEMENT CORPORATION


                             By:        XXX
                                ------------------------------------------------
                             Name/Title:    XXX
                                        ----------------------------------------
(CORPORATE SEAL)
                             Attest:      XXX
                                    --------------------------------------------
                             Name/Title:        XXX
                                        ----------------------------------------


                             FIRST VALLEY BANK



                             By:           XXX
                                ------------------------------------------------
                                Stephen P. Keiser, Assistant Vice President

                                   EXHIBITS
                                   --------


Exhibit "A"    -    Line Note

Exhibit "B"    -    Term Note

Exhibit "C"    -    Form of Compliance Certificate